Exhibit 2.1

Execution Copy

ASSET PURCHASE AGREEMENT

DATED AS OF OCTOBER 31, 2006

BY AND AMONG

ICONIX BRAND GROUP, INC.,
(THE “BUYER”),

THE WARNACO GROUP, INC.,
(THE “PARENT”)

AND

OCEAN PACIFIC APPAREL CORP.,
(THE “SELLER”).

Page

1. Certain Definitions	1
2. Sale and Purchase of Assets.	7
2.1 Assets	7
2.2 Excluded Assets	8
2.3 Assumption of Certain Liabilities	8
2.4 Non-Assumption of Liabilities	9
2.5 Delivery of Certain Assets	9
3. Closing; Purchase Price.	9
3.1 Closing	9
3.2 Purchase Price	9
3.3 Purchase Price Allocation	9
3.4 Reconciliation of Royalty Payments	10
4. Representations, Warranties and Covenants of Seller and Parent	10
4.1 Due Incorporation and Qualification; Subsidiaries	10
4.2 Capitalization; Options	10
4.3 Authority to Execute and Perform Agreement	11
4.4 Financial Statements	11
4.5 No Material Adverse Change	11
4.6 Tax Matters.	11
4.7 Compliance with Laws	12
4.8 Permits	12
4.9 No Breach	12
4.10 Consents; Approvals	12
4.11 Judgments and Proceedings	13
4.12 Employee Relations	13
4.13 Specified Contracts	13
4.14 Real Property.	14
4.15 Tangible Property	14
4.16 Intangibles.	14
4.17 Title	15
4.18 Indebtedness	15
4.19 Undisclosed Liabilities	15
4.20 Suppliers, Customers and Licensees	15
4.21 ERISA	15
4.22 Insurance	16
4.23 Potential Conflicts of Interest	16
4.24 No Broker	16
4.25 Full Disclosure	16
4.26 Related Party Transactions	16
5. Representations and Warranties of Buyer	17
5.1 Organization, Standing and Power	17
5.2 Capitalization/Issuance of Buyer’s Stock	17
5.3 Interests in Other Entities	18
5.4 Authorization.	18
5.5 Noncontravention	18

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Page

5.6 Financial Statements	19
5.7 Absence of Changes	19
5.8 Litigation	19
5.9 No Violation	19
5.10 Properties; Assets	19
5.11 Intangibles	19
5.12 Tax Matters	20
5.13 Governmental Approvals/Consents	20
5.14 ERISA	20
5.15 Regulatory Compliance; Information Supplied.	20
5.16 Indebtedness; Lien in Assets	21
5.17 Internal Accounting Controls	21
5.18 Listing and Maintenance Requirements	22
5.19 No Broker	22
5.20 Full Disclosure	22
6. Covenants and Agreements	22
6.1 Certain Pre-Closing Covenants	23
6.2 Pre-Closing Tax Returns	25
6.3 Cooperation on Tax Matters	25
6.4 Investment Matters	25
6.5 Confidentiality	26
6.6 Formation of OP Holdings and OP Management	26
6.7 Certain Post-Closing Obligations	27
6.8 Intellectual Property	27
7. Deliveries by Seller	27
8. Deliveries by Buyer	28
9. Conditions to Closing by the Parties	29
10. Indemnification.	30
10.1 Indemnification.	30
10.2 Certain Limitations Regarding Indemnification.	30
10.3 Third Party Claims	31
10.4 Payment of Indemnity Claims.	32
10.5 Calculation of Losses	32
10.6 Survival of Representations and Warranties	32
10.7 Right of Set-Off	33
11. Waiver of Bulk Sales Compliance	33
12. Expenses	33
13. Further Assurances.	33
14. Termination and Abandonment.	34
14.1 Termination	34
14.2 Effect of Termination.	35
15. Miscellaneous.	35
15.1 Publicity	35
15.2 Notices	36
15.3 Entire Agreement	37

Page

15.4 Waivers and Amendments	37
15.5 Binding Agreement	37
15.6 Governing Law	37
15.7 Assignment	37
15.8 Variations in Pronouns	37
15.9 Severability	37
15.10 Counterparts	38
15.11 Exhibits and Schedules	38
15.12 Headings	38
15.13 Consent to Jurisdiction and Service of Process	38
15.14 Waiver of Jury Trial; Exemplary Damages	38

SCHEDULES

SCHEDULE	DESCRIPTION

1.54	Executive Officers of Parent and Seller
2.1	Assets
2.1(2)	Specified Contracts
2.3(2)	Assumed Liabilities
3.3	Purchase Price Allocation
4.1	Due Incorporation and Qualification; Subsidiaries
4.2	Capitalization; Options
4.4	Financial Statements
4.5	No Material Adverse Change
4.7	Compliance with Laws
4.8	Permits
4.9	No Breach
4.10	Consents
4.11	Judgments and Proceedings
4.12	Employee Relations
4.13	Contracts
4.14	Real Property
4.15	Tangible Property
4.16	Intangibles
4.17	Title
4.18	Indebtedness
4.19	Liabilities
4.20	Suppliers, Customers and Licensees
4.21	Employee Benefit Plans
4.22	Insurance
4.24	Broker Fees of Seller
4.26	Related Party Transactions
5.2	Buyer Capital Stock
5.3	Interests in Other Entities
5.5	Noncontravention
5.16	Indebtedness
5.19	No Buyer Broker

EXHIBITS

EXHIBIT	DESCRIPTION

A	Promissory Note
B	Bill of Sale
C	U.S. Trademark Assignment and Worldwide Omnibus Assignment of Intellectual Property
D	Copyright Assignment
E	Grant of Security Interest in Trademarks
F	Grant of Security Interest in Copyright
G	Assignment and Assumption Agreement
H	Product License Agreement
I	Limited Recourse Guaranty and Security Agreement
J	Release of Security Interest
K	Transition Services Agreement

v

ASSET PURCHASE AGREEMENT

AGREEMENT, dated as of October 31, 2006, by and among Iconix Brand Group, Inc., a Delaware corporation (the “Buyer”), The Warnaco Group, Inc., a Delaware corporation (the “Parent”) and Ocean Pacific Apparel Corp., a Delaware corporation (the “Seller”).

Background

WHEREAS, Seller is engaged in the business of marketing, licensing and managing the Ocean Pacific® family of marks and names for use in connection with a range of apparel, sportswear and sporting goods;

WHEREAS, Buyer desires to become engaged in the Business (as defined herein) and to acquire substantially all of the assets of the Business of Seller and Seller desires to sell the assets of the Business to Buyer, all upon the terms and subject to the conditions hereinafter set forth (the “Transaction”).

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and intending to be legally bound, the parties agree as follows:

1. Certain Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (1) the terms defined in this Section have the meanings assigned to them in this Section, wherever they appear in this Agreement; (2) all accounting terms not otherwise defined herein have the meanings assigned under U.S. generally accepted accounting principles consistently applied and as in effect on the date hereof (“GAAP”); (3) all words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (4) the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation;” and (5) the words “or,” “either” and “any” shall not be exclusive.

1.1 “Acquisition Proposal” means any offer or proposal concerning any (a) merger, consolidation, business combination, or similar transaction involving Seller; (b) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of Seller representing twenty percent (20%) or more of the consolidated assets of Seller; (c) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing twenty percent (20%) or more of the voting power of Seller; (d) transaction in which any person or group shall acquire beneficial ownership, or the right to acquire beneficial ownership of twenty percent (20%) or more of the outstanding voting capital stock of Seller or (e) any combination of the foregoing (other than the Transaction).

1.2 “Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries’ controls, is controlled by, or is under common control with, the specified Person.

1.3 “Business” means the business conducted by Seller and Parent of the marketing, licensing and managing of the Ocean Pacific® family of marks for use in connection with the related goods and services.

1.4 “Business Day” means any day other than a Saturday, Sunday or legal holiday in connection with which banks in New York, New York are authorized or permitted to close.

1.5 “Buyer Basket” means Two Hundred Fifty Thousand Dollars ($250,000).

1.6 “Buyer Indemnified Parties” means Buyer and its managers, members, officers, directors, partners, employees, Affiliates, agents, successors and assigns.

1.7 “Buyer Indemnity Cap” means an amount equal to the outstanding principal balance of the Note at the time that Buyer becomes obligated to make an indemnity payment to a Seller Indemnified Party under Section 10.1(2) or if the Note is no longer outstanding, the amount of the Note which was converted by Buyer into Buyer Stock under the Note on the day of such conversion.

1.8 “Buyer Intangibles” shall have the meaning set forth in Section 5.11.

1.9 “Buyer Material Adverse Change” means a material adverse change (i) in the properties, results of operations, or financial condition of Buyer taken as a whole or (ii) in the ability of Buyer to consummate the transactions contemplated by this Agreement.

1.10 “Buyer Preferred Stock” shall have the meaning set forth in Section 5.2.

1.11 “Buyer SEC Reports” shall have the meaning set forth in Section 5.15.

1.12 “Buyer’s Stock” means shares of common stock, par value $0.001 per share, of Iconix Brand Group, Inc.

1.13 “Buyer Transaction Documents” shall have the meaning set forth in Section 5.4.

1.14  “Charter Documents” means the certificate of formation, certificate of incorporation, corporate charter, by-laws, minute books, stock books and related documents of the respective entity.

1.15  “Claim” means any and all notices, claims, demands, proceedings, deficiencies, orders and losses assessed or sustained, including the defense or settlement of any such Claim and the enforcement of all rights to indemnification under this Agreement.

1.16 “Closing” means the closing of the Transaction contemplated by this Agreement.

1.17 “Closing Date” means the date on which the Closing occurs.

1.18 “Code” means the Internal Revenue Code of 1986, as amended.

1.19 “Confidentiality Agreement” shall have the meaning set forth in Section 6.1(5).

1.20 “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result or to avoid the occurrence of a default.

1.21 “Contract” means any written or oral contract, agreement, instrument, order, commitment or binding arrangement of any nature whatsoever.

1.22 “Contract Right” means any right, power or remedy under any Contract, including but not limited to rights to receive property or services or otherwise to derive benefits from the payment, satisfaction or performance of another party’s obligations.

1.23 “DGCL” means the General Corporation Law of the State of Delaware.

1.24 “Documents” means and includes any document, agreement, instrument, certificate, notice, Consent, affidavit, correspondence (by letter, electronic mail, telex or otherwise), written statement, schedule or exhibit whatsoever.

1.25 “Employee Benefit Plan” means (1) any employee benefit plan, as defined in Section 3(3) of ERISA, or (2) any other plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, deferred compensation, pension or profit sharing, retirement, payroll savings, stock option, group insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever, including those benefiting former employees.

1.26 “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, or any other encumbrance, Claim, burden or charge of any kind or nature whatsoever.

1.27 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.28 “Governmental Entity” means any government or agency, district, bureau, board, commission, court, department, official, political subdivision, tribunal, taxing authority or other instrumentality of any government, whether federal, state or local, domestic or foreign.

1.29 “Indebtedness” means all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet for borrowed money as of the date Indebtedness is to be determined.

1.30 “Insurance Policies” means any policy or binder for fire, public liability, product liability, general liability, life, hospital, medical, disability, comprehensive, automobile, property damage, workmen’s compensation, key man, fidelity bond, theft, forgery, vehicular, or errors and omissions insurance, or for any other insurance of any nature whatsoever.

1.31 “Intangible” means, throughout the world, all Marks (as defined in Section 1.37), licenses to exploit Intellectual Property Rights (as defined in Section 1.32), designs, patterns, pressbooks, promotional material, artwork, trade dress, copyrights, copyright applications, copyright registrations; web sites, including the content contained therein, domain names used to access such web sites, trade secrets (to the extent such have been retained as trade secrets), know-how, patents, patent applications, formula, invention, technology, and proprietary information comprising a database (in use, operational, active, under development or design, owned, marketed, maintained, supported, used, licensed or otherwise held for use by, or licensed to or with respect to which rights are granted to a Person), and all goodwill, whether arising under statutory or common law in any jurisdiction or otherwise, and includes, without limitation, any and all Intellectual Property Rights in and to the foregoing.

1.32 “Intellectual Property Right(s)” means any proprietary rights (throughout the world, in all media, now existing or created in the future, and for the entire duration of such rights) arising under statutory or common law, Contract, or otherwise, and whether or not perfected, including without limitation, all (a) rights in and to trademarks, service marks, trade names, and logos; (b) proprietary rights associated with works of authorship, namely, copyrights, moral rights, design rights, copyright applications, copyright registrations, and rights to prepare derivative works; (c) rights relating to the protection of trade secrets and confidential information (to the extent such information has been heretofore retained as confidential and as trade secrets); (d) rights in patents, reissues and reexamined patents, patent applications, divisions, divisionals, continuations, continuations in part, substitutes, reissues and extensions, whenever filed and wherever issued, and all priority rights resulting from such applications; (e) all other proprietary rights, if any, relating to Intangibles not already included herein; and (f) the right to sue for past infringement of any Intangible and/or Intellectual Property Rights, provided any such Intellectual Property Right is related to the Business.

1.33 “Judgment” means any order, writ, injunction, fine, citation, award, decree or any other judgment of any kind whatsoever of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

1.34 “Law” means any provision of any law, statute, ordinance, order, constitution, charter, treaty, rule or regulation enacted, approved or adopted by any governmental, administrative or regulatory authority, including common law.

1.35 “Liabilities” means any direct or indirect Indebtedness, liability, Claim, loss, damage, Judgment, deficiency or obligation, known or unknown, fixed or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise whether or not of a kind required by GAAP to be set forth on financial statements.

1.36 “Losses” means any and all Liabilities, costs and expenses including, without limitation, costs of investigation, actual interest costs, penalties and attorneys’ fees associated with the enforcement of any terms and conditions of this Agreement.

1.37 “Marks” means all names, corporate names, domain names, fictitious names, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations, trade names, brand names, logos, and slogans owned or used by Seller.

1.38 “Order” means any decree, injunction, judgment, order, award, ruling, assessment or writ by a court, administrative agency, other Governmental Entity, arbitrator or arbitration panel.

1.39 “Permit” means any license, permit, certificate, Consent, right or privilege of any kind or nature whatsoever, in each case granted, issued, approved or allowed by any foreign, federal, state or local governmental, administrative or regulatory authority including those relating to Real Property.

1.40  “Person” means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, cooperative, trust, estate, government entity or authority (including any branch, subdivision or agency thereof), administrative or regulatory authority, or any other entity of any kind or nature whatsoever.

1.41 “Proceeding” means any Claim, suit, action, equitable action, litigation, investigation undertaken by a governmental agency, arbitration, trademark opposition, trademark cancellation action, administrative hearing or any other judicial or administrative proceeding of any kind or nature whatsoever, or any formal demand which might lead to any of the foregoing.

1.42 “Property” means real, personal or mixed property.

1.43 “Real Property” means any real estate, land, building, structure, improvement or other real property of any kind or nature whatsoever owned, leased or occupied by Seller and all appurtenant and ancillary rights thereto, including, without limitation, easements, covenants, water rights, sewer rights and utility rights.

1.44 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.45 “Seller Basket” means Two Hundred Fifty Thousand Dollars ($250,000).

1.46 “Seller Indemnity Cap” means in the aggregate Forty-Four Million Dollars ($44,000,000).

1.47 “Seller Indemnified Parties” means Seller, Parent and their respective managers, members, officers, directors, partners, employees, Affiliates, agents, successors and assigns.

1.48 “Seller Material Adverse Change” means a material adverse change: (i) in the properties, results of operations or financial condition of Seller taken as a whole or (ii) in the ability of Seller to consummate the transactions contemplated by this Agreement.

1.49 “Subsidiaries” with respect to any Person, means any other Person or business entity, with respect to whom 50% or more of the equity interest (or debt or other interest convertible into an equity interest) is owned directly or indirectly by such Person.

1.50 “Superior Proposal” means a bona fide Acquisition Proposal (except that references in the definition of Acquisition Proposal to the percentage “twenty percent (20%)” shall be deemed to be “fifty percent (50%)” for the purposes of this definition) that Seller determines in its good faith business judgment (after consultation with its financial advisors and legal counsel): (i) would result in a transaction that is more favorable to Seller, from a financial point of view, than the transactions contemplated by this Agreement (including any amendments hereto), and (ii) is a proposal for which financing, to the extent required, is then fully committed and which is reasonably capable of being completed on the terms proposed.

1.51 “Tangible Property” means any machinery, buildings, fixtures, equipment, parts, furniture, leasehold improvements, office equipment, vehicles, tools, forms, supplies or other tangible property of any kind or nature whatsoever.

1.52 “Tax” or “Taxes” means all taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority or other governmental authority, including, but not limited to, those on or measured by or referred to as income, franchise, profits, gross receipts, capital, ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, interest, penalties and additions to tax imposed with respect thereto.

1.53 “Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information (including any amendments thereto) that is or has been filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

1.54 “To the knowledge of Seller” and “To Seller’s knowledge” and phrases of similar import means the actual knowledge of the executive officers of both Seller and Parent as set forth in Schedule 1.54.

1.55 “Transaction” has the meaning set forth in the Recitals.

1.56 “Transaction Documents” means this Agreement together with all schedules and exhibits hereto, including but not limited to, the Note, the Bill of Sale, the License Agreement, the Guaranty and Security Agreement and the Transition Services Agreement, by and between Buyer and Seller, dated as of the Closing Date.

2. Sale and Purchase of Assets.

2.1 Assets. Subject to Section 2.2, Seller hereby sells, transfers, conveys, assigns and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, all right, title and interest in and to all of Seller’s assets and rights of every nature, kind and description wheresoever located and whether or not reflected on Seller’s books and records of the Business (as set forth in their entirety in Schedule 2.1 attached hereto) including without limitation, the following (all of which being hereinafter collectively referred to as the “Assets”):

(1)    The Intangibles, including all Marks, owned by Seller and all Intellectual Property Rights associated therewith, all goodwill, licenses and sublicenses granted or obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

(2)    Seller’s rights, powers and privileges in and to the Contracts described in Schedule 2.1(2) (“Specified Contracts”) and all Contract Rights thereunder;

(3)    All current samples, sample books, prototypes, patterns, archive files (including any expired license agreements to the extent the same are retained), marketing materials, web site content, graphics, and other tangible or electronic materials embodying, displaying, incorporating, or otherwise relating to the Assets;

(4)    All prepaid assets of the Business (including the pro rata portion of advances or guaranteed minimum royalty and advertising payments credited against royalties earned after the Closing Date under the Specified Contracts or payments under terminated license agreements related to the Marks (which are Assets) with payments (e.g. sell off) due past Closing and any unpaid liquidated damages under the Specified Contracts) and expenses other than rent escrows and security deposits; and

(5)    All of Seller’s Claims, causes of action and other legal rights and remedies, whether or not known as of the Closing, relating to Seller’s ownership of the Assets and/or the Business, but excluding Claims against Buyer with respect to the transactions contemplated herein.

2.2  Excluded Assets. Notwithstanding anything to the contrary contained herein, there is excluded from the sale and purchase contemplated by this Agreement the following assets (the “Excluded Assets”):

(1)    All Contracts of Seller which are not listed in Schedule 2.1(2) whether or not relating to an Asset being purchased hereby;

(2)    All cash in the bank or invested on the Closing Date, except prepaid assets of the Business (including the pro rata portion of advances or guaranteed minimum royalty or advertising payments credited against royalties earned after the Closing Date under the Specified Contracts (which shall be delivered to Buyer pursuant to Section 3.4) or payments under terminated license agreements related to the Marks (which are Assets) with payments (e.g. sell off) due past Closing) and any unpaid liquidated damages under the Specified Contracts;

(3)    All of Seller’s rights, title and interests in and to Seller’s Real Property and all of Seller’s rights under all Contracts relating to Real Property, as more particularly described in Schedule 4.14;

(4)    All Tangible Property, Intangibles, Intellectual Property Rights and Marks of any type of description used by Seller for and in connection with any other business, products, goods, services and activities which are not used exclusively for, in, and in connection with the Business;

(5)    All rights of Seller in and to this Agreement, including proceeds from the sale of the Purchased Assets;

(6)    The stock ledger and minute books of Seller, and all books and records relating to any Excluded Asset or Liabilities not assumed pursuant to this Agreement;

2.3  Assumption of Certain Liabilities. On the terms set forth herein, on and after the Closing Date, Buyer shall assume, perform and pay only the following Liabilities (“Specified Liabilities”) but only to the extent the same are not incurred or resulting from (directly or indirectly) any breach or default by Seller under any Contract with any Person or any representation, warranty or covenant of Seller noted herein:

(1)    All Liabilities of Seller arising and relating to periods after the Closing in the nature of services to be performed, payments to be made or goods to be delivered under the Specified Contracts transferred pursuant to this Agreement.

(2)    The Liabilities of Seller, if any, with respect to the Business, all of which are listed on Schedule 2.3(2).

(3)    All Liabilities, duties, responsibilities and other obligations arising after the consummation of the Closing with respect to the Assets (excluding Specified Contracts).

2.4 Non-Assumption of Liabilities. Notwithstanding anything herein capable of interpretation to the contrary, except for the Specified Liabilities, Seller shall pay or otherwise fully discharge, as the same shall become due, all of its Liabilities existing as of the Closing Date or thereafter whether or not disclosed to Buyer on any schedule hereto, and Buyer does not assume and shall in no event be liable therefore (the “Retained Liabilities”).

2.5 Delivery of Certain Assets. At the Closing, Seller shall deliver all of its right, title and interest in the Assets directly to OP Holdings LLC, a Delaware limited liability company and an indirect, wholly-owned Subsidiary of Buyer to be formed by Buyer immediately prior to the Closing (“OP Holdings”). The parties hereto acknowledge and agree that, notwithstanding this Section, all of the Assets, including the Assets subject to this Section, are being acquired by Buyer hereunder and the delivery by Seller of the Assets, subject to this Section, to OP Holdings shall be deemed to be a delivery of such Assets initially to Buyer followed by a contribution of such Assets by Buyer to the capital of OP Holdings.

3.    Closing; Purchase Price.

3.1 Closing. The Closing of the transactions contemplated by this Agreement shall take place on the first Business Day after the satisfaction of the terms and conditions of Section 9 at the offices of Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174 or such other location mutually acceptable to the parties hereto or by the exchange of documents and instruments by mail, courier, telecopy and wire transfer to the extent mutually acceptable to the parties hereto. All transactions occurring at the Closing shall be deemed to occur concurrently.

3.2 Purchase Price. In consideration of the sale, transfer, conveyance and delivery of the Assets, and in reliance upon the representations and warranties made herein by Seller, Buyer shall, in full payment thereof, pay to Seller, or its designees, the aggregate consideration of Fifty-Four Million Dollars ($54,000,000) payable as follows: (i) Ten Million Dollars ($10,000,000) shall be payable by wire transfer in immediately available funds at the Closing (the “Cash Consideration”) and (ii) the remaining Forty-Four Million Dollars ($44,000,000) shall be evidenced by the issuance of a first lien secured promissory note of Buyer in the form of Exhibit A attached hereto (the “Note” and together with the Cash Consideration, the “Purchase Price”). The Note shall bear interest at a rate of seven percent (7%) and become due and payable in full, together with all accrued interest, by Buyer on or prior to December 31, 2006 subject to certain extension provisions set forth in the Note. On or prior to December 31, 2006, Buyer may elect, subject to the terms and conditions of the Note, to pay up to Twenty-Seven Million Dollars ($27,000,000) of the principal of the Note through the issuance of shares of its Stock, as more fully set forth in the Note (the “Shares”).

3.3 Purchase Price Allocation. The Purchase Price for the Assets shall be allocated in a manner set forth in Schedule 3.3 hereto. In connection with the determination of such schedule, the parties shall cooperate with each other and provide such information as any of them shall reasonably request. The parties shall (i) prepare and, where applicable, file each report relating to the federal, state, local, foreign and other Tax consequences of the purchase and sale contemplated hereby (including the filing of IRS Form 8594 in accordance with Section 1060 of the Code and this Section 3.3) in a manner consistent with such allocation schedule and (ii) take no position in any Tax Return or other Tax filing, proceeding, audit or otherwise which is inconsistent with such allocation. In the event that any allocation hereunder is questioned, audited or disputed by any Governmental Entity, the party receiving notice thereof shall promptly notify and consult with the other parties concerning the strategy for the resolution thereof, and shall keep the other parties apprised of the status of such question, audit or dispute and the resolution thereof.

3.4 Reconciliation of Royalty Payments. Within ninety (90) days after the Closing Date, the parties shall in good faith reconcile any royalty payments received by such parties for periods ending prior to or following the Closing Date pursuant to their rights and obligations set forth under Sections 2.1(4) and 2.2(2) of this Agreement. Each party agrees to forward or otherwise pay any royalty payments it receives to which the other party hereto is entitled.

4.    Representations, Warranties and Covenants of Seller and Parent. Knowing that Buyer relies thereon, Seller and Parent, jointly and severally, represent, warrant and covenant to Buyer as of the Closing as follows:

4.1 Due Incorporation and Qualification; Subsidiaries. Each of Seller and Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller has the corporate power and authority to own, lease and operate the Assets and Business, to carry on the Business as and where such Business is now conducted and to enter into and perform this Agreement and to consummate the transactions contemplated hereby upon the terms and conditions herein provided. Seller is duly qualified as a foreign entity in good standing under the Laws of each jurisdiction set forth in Schedule 4.1. There is no other jurisdiction in which the nature of the Business requires such licensing or qualification where such failure to obtain such license or qualification would result in a material adverse effect on Seller. Except as set forth in Schedule 4.1, Seller does not have any Subsidiaries, and does not own, directly or indirectly any shares of stock or other equity interest in or control, alone or in combination with others, any Persons. Schedule 4.1 sets forth the names and titles of Seller’s directors and officers.

4.2 Capitalization; Options. Schedule 4.2 sets forth the capital structure of Seller, including the number of shares authorized and each class of stock that has been issued and is outstanding. Schedule 4.2 contains an accurate and complete list of: (i) the full legal names of the shareholders of Seller; (ii) the addresses of such shareholders; (iii) the federal tax identification or social security number of such shareholders; and (iv) the number of shares, warrants, options or other securities owned of record and beneficially by such shareholders and the certificate numbers of the certificates representing such shares. Except for the shareholders listed in Schedule 4.2, there are no other record or beneficial shareholders of Seller or any other securities of Seller including, but not limited to, any options, warrants, convertible securities, calls, commitments or conversion privileges. Except for the capital stock listed in Schedule 4.2, there were and currently is no other issued or outstanding capital stock. All of the issued and outstanding capital stock of Seller has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth in Schedule 4.2, there exists no right of first refusal or other preemptive right with respect to Seller or the capital stock, Business or Assets.

4.3 Authority to Execute and Perform Agreement. Each of Seller and Parent has all the requisite corporate power and authority and approvals required to enter into, execute, deliver and perform this Agreement and its obligations hereunder and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement (and all other Documents required to effect the transactions contemplated herein) and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of both Seller and Parent. This Agreement has been duly executed and delivered by Seller and Parent and constitutes Seller’s and Parent’s valid and legally binding obligation, enforceable against Seller or Parent in accordance with its terms and conditions, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, now or hereafter in effect, and subject to the availability of equitable remedies.

4.4 Financial Statements. Attached as Schedule 4.4 are true, complete and correct copies of the balance sheet and statement of operations thereof of Seller for the year ended December 31, 2005. Schedule 4.4 also sets forth Seller’s balance sheet and statement of operations at and for the six months ended June 30, 2006. The foregoing financial statements are hereinafter collectively referred to as the “Financial Statements”. The Financial Statements have been prepared from the books and records of Seller and fairly present in all material respects its financial position as at such dates and the results of its operations for the periods then ended, and, such financial positions have been recorded in accordance with GAAP, consistently applied throughout the periods indicated (except, in the case of the Financial Statements for the six month period ended June 30, 2006, for immaterial year-end adjustments, and the absence of footnotes, and certain reclassifications for management reporting purposes). The Financial Statements do not contain any material misstatements or omissions regarding the Business and the Assets or condition (financial or otherwise) of Seller and its Subsidiaries with respect to the Business and the Assets. Since the most recent fiscal year end, there have been no material changes in the accounting policies of Seller and its Subsidiaries except for any such changes required pursuant to GAAP.

4.5 No Material Adverse Change. Except as set forth in Schedule 4.5, since June 30, 2006 there has been no Seller Material Adverse Change. Any change which has occurred reflects only the ordinary and regular conduct of the Business or the normal use or operation of the Assets. To the knowledge of Seller, there is no change which is impending, nor has there been any material damage, destruction or loss affecting the Assets, Business or financial condition of Seller, whether or not covered by insurance.

4.6 Tax Matters.

(1)    Seller has filed with the appropriate governmental agencies all material Tax Returns, and has paid in full, or is contesting in good faith and has made adequate provision for the payment of, material Taxes due and owing (whether or not shown on any Tax Return) for all Tax periods ending on or prior to the date hereof. All such Tax Returns were true, correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations.

(2)    Since August of 2004, with respect to the Business, each of Seller and Parent has complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other Laws, and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper governmental authorities all amounts required. Since August of 2004, with respect to the Business, each of Seller and Parent has undertaken in good faith to appropriately classify all service providers as either employees or independent contractors for all Tax purposes.

4.7 Compliance with Laws. Except as set forth in Schedule 4.7, Seller has complied in all material respects with all Laws relating to the Business or the Assets. Except as set forth and specifically identified in Schedule 4.7, neither Seller nor Parent has received, with respect to Seller, notice of any alleged material violation of or claim under any such Laws, and no investigation, charge, Claim or other action under any such Laws is pending or, to the knowledge of Seller, threatened.

4.8 Permits. Except as set forth in Schedule 4.8, no material Permits are necessary for the conduct of the Business or the use and operation of the Assets. At Closing, Seller holds all material Permits which are material to or necessary for it to conduct the Business or its operations as heretofore conducted (“Material Permits”). A true, correct and complete list of Seller’s Permits is set forth in Schedule 4.8. All Material Permits are in full force and effect, no violations are or have been recorded in respect of any Material Permit and no Proceeding is pending or, to the knowledge of Seller, threatened to revoke, terminate or limit any Material Permit. Except as set forth and specifically identified in Schedule 4.8, Seller is not in default, and has not received any notice of any claim of default, with respect to any Material Permit or of any notice of any other Claim or Proceeding (or, to the knowledge of Seller, threatened Proceeding) relating to any Material Permit. Except as set forth in Schedule 4.8, all Permits are assignable and transferable by Seller to Buyer without the Consent of any Person.

4.9  No Breach. Except as set forth and specifically identified in Schedule 4.9, the consummation of the transactions herein contemplated including, without limitation, the execution, delivery and performance of this Agreement and the documents required to effect the transactions herein contemplated, do not and will not: (1) constitute a violation of or default under (either immediately or upon notice, lapse of time or both), conflict with or result in a breach of (a)  Seller’s Charter Documents, (b) the terms of any Specified Contract, (c) any Judgment relating to the Assets or Business and binding upon Seller, or (d) any material Laws affecting the Assets or Business; or (2) result in the creation or imposition of any Encumbrance on any of the Assets or give to any Person any interest or right in any of the Assets; or (3) accelerate the maturity of or otherwise modify any Liability or obligation of Seller relating to the Assets or the Specified Liabilities.

4.10 Consents; Approvals. Except as set forth in Schedule 4.10, no Consent or approval is required by any third party or any governmental authority in connection with the execution, delivery and performance by Seller of this Agreement or the consummation of the transactions contemplated hereby, including, but not limited to, the assignment of any and all of the Specified Contracts.

4.11 Judgments and Proceedings. Except as set forth in Schedule 4.11, there is no outstanding Judgment against or affecting the Assets. Except as set forth in Schedule 4.11, there is no Proceeding pending, or to the knowledge of Seller, threatened, against or affecting any of the Assets or the Business and Seller does not know nor has reasonable grounds to know of any basis for any such Proceeding. True and correct copies of all complaints, pleadings, petitions, notices, motions and other papers filed in connection with the Proceedings listed in Schedule 4.11 have been delivered to Buyer. Except as set forth and specifically identified in Schedule 4.11, there are no Proceedings pending or, to the knowledge of Seller, threatened, or any contingent liability, which would give rise to any right of indemnification on the part of any officer, director, employee or agent of Seller or its heirs, executors or administrators thereof against Seller or any successor. Except as set forth in Schedule 4.11, to Seller’s knowledge, no breach of contract, tort, or other Claim relating to the Business has been asserted by any Person against Seller, nor to the knowledge of Seller, has there been any occurrence which could give rise to such a Claim, and no breach of contract claim has been asserted by Seller against any Person, nor, to the knowledge of Seller, has there been any occurrence which could give rise to such Claim, with regard to the Specified Contracts.

4.12 Employee Relations. Seller is not a party to any collective bargaining agreement or any other Contract with any labor unions or any other representatives of Seller’s employees. Except as set forth in Schedule 4.12, Seller is not a party to any written or oral employment agreement with any of its officers, directors, employees, consultants, agents, or other Persons, and any such agreement is terminable by Seller at will without penalty or cost to Seller. True and correct copies of all agreements disclosed in Schedule 4.12 (or summaries of oral agreements so disclosed) have been delivered to Buyer. To the knowledge of Seller, except as set forth and specifically identified in Schedule 4.12, (1) no grievance which might have an adverse effect on the Assets or the Business is pending and no Claim therefor has been asserted, and (2) no collective bargaining agreement is currently being negotiated by Seller. Seller does not know of any present or, to the knowledge of Seller, threatened walkout, strike or any similar occurrence which adversely affects or may adversely affect the Assets or the Business.

4.13 Specified Contracts. Schedule 4.13 sets forth a true and correct list of all material Contracts to which the Assets are bound or subject. True and correct copies of all Specified Contracts have been delivered to Buyer and Schedule 4.13 includes a complete and accurate description of all Specified Contracts. All of the Specified Contracts set forth in Schedule 2.1(2) and referred to in this Agreement or in the other schedules hereto are in full force and effect; Seller is not in default under any of them nor, to the knowledge of Seller, is any other party to any such Specified Contract in default thereunder, nor is there any condition or basis currently known to Seller for any Claim of a default by any party thereto or event which, with notice, lapse of time or both, would constitute a default thereunder; and Seller has paid in full or accrued all amounts due thereunder for periods on or prior to the date hereof (whether or not currently payable) and has taken all commercially reasonable steps to satisfy or provided in full for all of its Liabilities and obligations thereunder for periods on or prior to the date hereof. Except as disclosed in Schedule 4.13, all rights of Seller under the Specified Contracts extending beyond the Closing Date are assignable to Buyer without (a) the Consent (except for any Consent(s) which have been or will be obtained at or before the Closing) of any Person or (b) the payment of any penalty, the incurrence of any additional obligation or the change of any term.

4.14  Real Property.

(1)    Seller does not own, and has not at any time owned, all or any portion of any Real Property.

(2)    Schedule 4.14 sets forth a true and correct list and summary description of (a) all Contracts under which Seller is lessor, lessee, sublessor or sublessee of any Real Property; (b) all options held or given by Seller and all contractual obligations on the part of Seller to sell, purchase or acquire any interest in Real Property; and (c) all other Contracts affecting or relating to Seller’s leased Real Property.

4.15 Tangible Property. The Assets of Seller, including those Assets acquired subsequent to the date of the latest Financial Statements (and before the Closing), consist of items of a quality and quantity useable in the normal course of business (except for the Assets which were obsolete or below standard quality listed in Schedule 4.15, the values of which have been written down to realizable market value). The Tangible Property is in good operating condition and repair, subject to reasonable wear and tear, and is adequate and sufficient for all of Seller’s operations, and Seller has not received notice that any item of Tangible Property is in violation of any Laws.

4.16 Intangibles.

(1)    All Intangibles of the Business, including all Marks, owned, used, applied for and/or registered in the name of or licensed to Seller are listed in Schedule 4.16. Except as specifically identified and disclosed in Schedule 4.16, all Seller’s rights in and to the Intangibles set forth in Schedule 4.16 are free and clear of any Encumbrance. Except as set forth in Schedule 4.16, Seller has not received written notice of any adverse claim against an Intangible of any other Person or notice of any Claim of any other Person relating to any of the Intangibles set forth in Schedule 4.16 or any process or confidential information of Seller, and Seller does not know of any basis for any such charge or Claim. Seller has not infringed upon or misappropriated any Intellectual Property Rights of any Person and none of the Intangibles in Schedule 4.16 infringes upon or violates the Intellectual Property Rights or other proprietary rights of any Person. Except as set forth on Schedule 4.16, Seller has not licensed any Person to use any Intangible or other Intellectual Property Rights of Seller, nor is Seller obligated to pay any royalties, licensing fees or similar payments to any Person for use of these Intangibles and Intellectual Property Rights.

(2)    Schedule 4.16 contains a complete and accurate list and summary description of all registrations and pending applications for the Marks. All registered and pending Marks have been registered or applied for and pending, respectively (as indicated on the schedule) with the United States Patent and Trademark Office or the trademark office of the jurisdiction to which the registration or application pertains, and are currently in good faith compliance with all applicable Laws in all material respects. The Marks are valid, subsisting, and enforceable and are not subject to any maintenance fees or taxes or actions falling due within sixty (60) days after the date hereof. Except as set forth in Schedule 4.16, (i) no Mark is now involved in any opposition, invalidation or cancellation Proceeding or any other Proceeding relating to the validity or registrability thereof; (ii) none of the Marks is the subject of a current challenge or, to the knowledge of Seller, threat asserted in writing by any third party; (iii) where applicable, use of the Marks has been accompanied by the proper federal registration notice where required by law except for where such failure to comply with federal registration notice is not material to the operation of the Business.

4.17 Title. Except as set forth in Schedule 4.17, Seller owns outright and has good, valid and marketable title to all of the Assets, free and clear of all Encumbrances. There are no outstanding options or commitments to which Seller is a party which relate to the Assets or the sale by it of the Assets. The Assets being sold hereunder by Seller (other than the Excluded Assets) constitute all property necessary to conduct the Business as currently conducted by Seller.

4.18 Indebtedness. All Indebtedness of Seller as at the Closing Date is set forth in Schedule 4.18. Schedule 4.18 sets forth a true and correct aged list of Seller’s accounts payable as of the Closing Date. Except as disclosed in Schedule 4.18, all of Seller’s Indebtedness has arisen only in the ordinary course of business and represents valid arms-length Indebtedness of Seller.

4.19 Undisclosed Liabilities. As of the date of the latest Financial Statements, Seller has no Liabilities related to the Assets that were not fully and adequately reflected in the said financial statements or on a schedule hereto. Except as set forth in Schedule 4.19, Seller has no Liabilities related to the Assets, other than (1) Liabilities fully and adequately reflected in the Financial Statements and (2) those incurred since June 30, 2006 in the ordinary course of business consistent with past practices. Seller has no knowledge of any circumstances, bases (either with notice, lapse of time or both), conditions, events or arrangements which may hereafter give rise to any Liabilities of Seller with respect to the Assets or any successor to the Business except in the ordinary course of business consistent with past practices. Except as set forth in Schedule 4.19 and except to the extent specifically reflected or reserved against in the Financial Statements or elsewhere in this Agreement, Seller is not directly or indirectly liable, by guarantee or otherwise, upon or with respect to, or obligated to guarantee or assume, any Liability or obligation of any Person with respect to the Assets, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.

4.20 Suppliers, Customers and Licensees. Except as set forth in Schedule 4.20, no single customer, supplier or licensee provides more than ten (10) percent of Seller’s revenue. No material supplier, customer or licensee of Seller has cancelled or otherwise terminated, or, to Seller’s knowledge, threatened in writing to cancel or otherwise terminate, its relationship with Seller or has during the last 12 months decreased materially, or, to Seller’s knowledge, threatened to decrease or limit materially, its services, supplies or materials to Seller or its usage of the services or products of Seller. Seller has no knowledge that any such material supplier, customer or licensee intends to cancel or modify its relationship with Seller to decrease materially its orders, services, supplies or materials to Seller or its usage of the services or products of Seller.

4.21 ERISA. Except as has not had or would not, individually or in the aggregate, have a material adverse effect on Seller, each employee pension benefit plan set forth in Schedule 4.21 complies currently and has been maintained in compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Except as has not had or would not, individually or in the aggregate, have a material adverse effect on Seller, each welfare benefit plan set forth in Schedule 4.21 complies currently and has been maintained in compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Seller does not sponsor, maintain, or contribute to any welfare benefit plan that provides health or death benefits to former employees of Seller other than as required by Section 4980B of the Code or other applicable laws.

4.22 Insurance. Schedule 4.22 sets forth all Insurance Policies held by or on behalf of Seller related to the Business, specifying the insurer, the policy number (or covering note number with respect to binders), the risks covered, the premium, the deductibles and the amount of coverage provided and describing each pending Claim thereunder of more than $1,000 with respect to the Assets. All such Insurance Policies are enforceable and in full force and effect.

4.23 Potential Conflicts of Interest. No owner nor any officer, director or employee of Seller (1) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor or customer of Seller or (2) to Seller’s knowledge, has made a Claim against, or owes any amount to, Seller.

4.24 No Broker. Except as set forth in Schedule 4.24, no broker, finder, agent or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the Transaction contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s fee, finder’s fee, or similar fee or commission in connection therewith based on any agreement, arrangement or understanding with Seller or any action taken by Seller. Any item disclosed in Schedule 4.24 will be paid by Seller.

4.25 Full Disclosure. No representation or warranty by Seller contained in or connected to this Agreement, any other Transaction Document, nor any written statement or certificate furnished or to be furnished by or on behalf of Seller to Buyer in connection herewith or pursuant hereto or listed on any schedule hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or omits any material facts necessary in order to provide Buyer with adequate information as to Seller and its condition (financial and otherwise), operations, properties, assets and liabilities, and Seller have disclosed to Buyer in writing all material facts known to them relating to the same. To the extent that any disclosure in any single schedule reasonably puts Buyer on actual notice of the facts reflected therein, such disclosure shall be deemed to be a disclosure in all other schedules under this Agreement as to such facts.

4.26 Related Party Transactions. Except as described in Schedule 4.26 and otherwise disclosed on the schedules, to Seller’s knowledge, there are currently no personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between Seller and any current or former member, owner, shareholder, partner, director, officer or controlling Person of Seller or any other Person affiliated with Seller.

5. Representations and Warranties of Buyer. Knowing that Seller relies thereon, Buyer represents, warrants and covenants to Seller on the Closing Date as follows:

5.1 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to (a) own, lease and operate their properties, (b) carry on its business as currently conducted by it and (c) execute and deliver, and perform under this Agreement and each other Transaction Document and instrument to be executed and delivered by it pursuant hereto. Buyer is qualified to do business as a foreign corporation in each jurisdiction in which the character and location of the properties owned or leased by Buyer, as the case may be, or the conduct of the business makes it necessary for them to qualify to do business as a foreign corporation, except where the failure to be so qualified, individually or in the aggregate, has not had a material adverse effect of Buyer, as the case may be.

5.2 Capitalization/Issuance of Buyer’s Stock

(1) The authorized capital stock of Buyer consists of 75,000,000 shares of the Buyer’s Stock, 44,266,126 of which shares are issued and outstanding, and 5,000,000 shares of preferred stock, $.001 par value (the “Buyer Preferred Stock”), none of which is issued and outstanding. All of the Buyer’s Stock and Buyer Preferred Stock has been duly authorized, and, with respect to the outstanding Buyer’s Stock, validly issued, fully paid and is nonassessable.

(2) Except as set forth in Schedule 5.2, there are no options, warrants, convertible debt or other rights, agreements, arrangements or commitments of any character binding upon Buyer with respect to the issued or unissued capital stock of Buyer or obligating Buyer to issue or sell any shares of capital stock of or other equity interests in Buyer. There are no preemptive rights with regard to the capital stock of Buyer. Except as set forth in Schedule 5.2 and except for the transactions contemplated by this Agreement, there are no outstanding contractual obligations or other commitments or arrangements of Buyer to (A) repurchase, redeem or otherwise acquire any shares of capital stock of Buyer (or any interest therein), (B) provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, (C) issue or distribute to any person any capital stock of Buyer, or (D) issue or distribute to holders of any of the capital stock of Buyer any evidences of indebtedness or assets of Buyer. All of the outstanding securities of Buyer have been issued and sold by Buyer in full compliance with applicable federal and state securities Laws.

(3) The Shares to be issued in connection with this Agreement and the Note are duly authorized and, when issued in accordance herewith, will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances and other third party rights and shall not be subject to pre-emptive or similar rights. Buyer has a sufficient number of authorized shares of Buyer’s Stock to issue the Shares. No registration under the Securities Act is required for the offer and sale of the Shares to Seller under this Agreement. Buyer is eligible to register the Shares for resale by Seller under the Securities Act.

5.3 Interests in Other Entities. Buyer has no direct or indirect subsidiaries except as set forth in Buyer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “Buyer Form 10-K”) and except as set forth on Schedule 5.3. Other than the subsidiaries set forth in Buyer’s Form 10-K and on Schedule 5.3, Buyer does not own any equity interest in any Person.

5.4 Authorization.

(1) The execution and delivery of this Agreement by Buyer and of all of the Transaction Documents to be executed and delivered by Buyer pursuant hereto (collectively, the “Buyer Transaction Documents”), the performance by Buyer of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer, and Buyer has all necessary corporate power and corporate authority with respect thereto. This Agreement is, and when executed and delivered by Buyer, each of the other Buyer Transaction Documents to be delivered by Buyer pursuant hereto will be, the valid and binding obligations of Buyer in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies. Buyer has determined that it is in the best interests of Buyer and its stockholders for Buyer to enter into the Transaction upon the terms and subject to the conditions set forth herein.

(2) The execution, delivery and performance of this Agreement by Buyer and the consummation of the Transaction by Buyer require no material actions in respect of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5.5 Noncontravention. Except as set forth in Schedule 5.5, neither the execution and delivery by Buyer of this Agreement nor of any other Buyer Transaction Documents, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by Buyer of any of its respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws or similar organization documents of Buyer, as the case may be, as amended to date, (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to Buyer, under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which Buyer is a party or by which Buyer or any of its respective assets may be bound, or, except as set forth in Schedule 5.5, require any consent, approval, notice or payment under the terms of any such document or instrument, (c) violate Judgment, Law, statute, rule or regulation of any court or governmental authority which is applicable to Buyer, or (d) result in the creation or imposition of any lien, adverse claim, restriction, charge or encumbrance upon any of the material assets of Buyer, the Buyer’s Stock or the Assets where acquired, (other than pursuant to the Note issued to Seller at Closing). Except as stated in Schedule 5.5, failure to obtain any such consent or the effect of any item described in (b) or (d) has not had, individually or in the aggregate, a material adverse effect on Buyer.

5.6 Financial Statements. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Buyer SEC Reports (as defined in Section 5.15) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly the consolidated financial position, results of operations and cash flows of Buyer and the consolidated subsidiaries of Buyer as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments which did not individually or in the aggregate, have a material adverse effect on Buyer). No report of auditors in such Buyer SEC Reports has been withdrawn or modified. The books and records of Buyer and each of its subsidiaries are complete and correct in all material respects and have been, and are being, maintained in accordance with applicable material legal and accounting requirements, except for such failures as would not, individually or in the aggregate, have a material adverse effect on Buyer.

5.7 Absence of Changes. Since June 30, 2006, there has been no Buyer Material Adverse Change.

5.8 Litigation. Except as set forth in Buyer SEC Reports, filed prior to the date hereof, including the notes thereto, there are no material claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or, to Buyer’s knowledge, threatened, against or relating to Buyer, or any subsidiary of Buyer, including OP Holdings.

5.9 No Violation. Neither Buyer nor any of its subsidiaries is engaging in any activity or omitting to take any action as a result of which it is in material violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to Buyer or any of its subsidiaries, including, without limitation, the Sarbanes-Oxley Act. Since January 1, 2004, neither Buyer nor any of its subsidiaries have received any notice of violation by the staff of the Commission or any notice that the Commission will or intends to initiate an enforcement proceeding against Buyer or any of its subsidiaries.

5.10 Properties; Assets. Buyer SEC Reports set forth (a) all material real property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by Buyer or its subsidiaries, or which is subject to a title retention or conditional sales agreement or other security device, and (b) tangible personal property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by Buyer or its subsidiaries with an individual value of $50,000 or more. Buyer has title to all material assets thereof except as disclosed in Buyer SEC Reports.

5.11 Intangibles. Except as has not had individually or in the aggregate, have a material adverse effect on Buyer, its business, or its ability to continue to conduct its business, (1) Buyer and its subsidiaries and affiliates own or are authorized to use in connection with their business all of the intellectual property that is relevant or necessary to the conduct of the business of Buyer and its subsidiaries and affiliates (the “Buyer Intangibles”); (2) no proceedings have been instituted, are pending, or to Buyer’s knowledge, are threatened, which challenge the rights of Buyer or any of its subsidiaries and affiliates with respect to Buyer Intangibles or their use thereof in connection with their respective businesses or the validity thereof; (3) to the best of Buyer’s knowledge, neither Buyer’s nor any of its subsidiaries’ ownership of Buyer Intangibles nor the use of such Intangibles in connection with their respective businesses violates any Laws, statutes, ordinances or regulations, or upon or violates any rights of others, or, to Buyer’s knowledge, is being infringed by others; and (4) none of Buyer Intangibles, or Buyer’s or its subsidiaries use thereof in connection with its respective businesses, is subject to any outstanding order, decree, Judgment, stipulation or encumbrance.

5.12 Tax Matters. Buyer has filed with the appropriate governmental agencies all material Tax Returns, and has paid in full, or is contesting in good faith and has made adequate provision for the payment of, material Taxes due and owing (whether or not shown on any Tax Return) for all Tax periods ending on or prior to the date hereof. All such Tax Returns were true, correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations.

5.13 Governmental Approvals/Consents. Buyer and its subsidiaries currently hold all Permits which are necessary for the operation of their respective businesses, all of which are in full force and effect and will remain in full force and effect immediately following the Transaction without the payment of any penalty or the incurrence of any additional debt, liability or obligation of any nature whatsoever or the change of any term and no violations of the terms thereof have heretofore occurred within the past three years or, to Buyer’s knowledge, exist as of the date of this Agreement, except for such violations which have not had, individually or in the aggregate, a material adverse effect on Buyer.

5.14 ERISA. Except as has not had, individually or in the aggregate, a material adverse effect on Buyer, each employee pension benefit plan of Buyer complies currently and has been maintained in compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Except as has not had, individually or in the aggregate, a material adverse effect on Buyer, each welfare benefit plan of Buyer complies currently and has been maintained in compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Buyer does not sponsor, maintain, or contribute to any welfare benefit plan that provides health or death benefits to former employees of Buyer other than as required by Section 4980B of the Code or other applicable laws.

5.15 Regulatory Compliance; Information Supplied.

(1) Buyer has duly and timely filed all reports, statements, forms, schedules, registration statements, prospectuses, proxy statements, and other documents required to be filed by it with the Commission pursuant to the Exchange Act or the Securities Act of 1933 (the “Securities Act”), as the case may be, since December 31, 2003 (the “Buyer SEC Reports”). Each of Buyer SEC Reports, at the time of its filing, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and did not, at the time filed except as otherwise disclosed in an amendment to such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Buyer SEC Reports, Buyer has not received any notice of violation by the staff of the SEC or any notice that the SEC will or intends to initiate an enforcement proceeding against Buyer.

(2) Each required form, report and document containing financial statements that Buyer has filed with or furnished to the SEC since December 31, 2003 was accompanied by the certifications required to be filed or furnished by Buyer’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification (i) was true and accurate and complied with the Sarbanes-Oxley Act, (ii) did not contain any qualifications or exceptions to the matters certified therein, except as otherwise permitted under the Sarbanes-Oxley Act, and (iii) has not been modified or withdrawn. As of the date of this Agreement, except for a comment from the SEC to Buyer to delete the title of the signing officer for the lead-in language to such certifications, neither Buyer nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of such certifications. Buyer’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) effectively enable Buyer to comply with, and the appropriate officers of Buyer to make all certifications required under, the Sarbanes-Oxley Act.

(3) All documents that Buyer is responsible for filing with the SEC in connection with the Transaction will comply as to form and substance with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing sentence, no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by Seller for inclusion or incorporation by reference in the Registration Statement. To the knowledge of Buyer, no comment in any comment letter from the SEC staff in respect of any Buyer SEC report remains unresolved.

5.16 Indebtedness; Lien in Assets.  All Indebtedness of Buyer as of June 30, 2006 is set forth in Buyer’s Quarterly Report on Form 10-Q for the six months ended June 30, 2006.  Since June 30, 2006, Buyer has not become obligated, whether directly or indirectly, for any loans or other Indebtedness other than (i) the Note and other obligations and liabilities under this Agreement, (ii) Indebtedness disclosed on Schedule 5.16 and (iii) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of Buyer’s business.  Upon the consummation of the Transaction, Seller shall have a valid first priority security interest in the Assets.

5.17 Internal Accounting Controls. Buyer maintains a system of internal accounting controls sufficient to provide reasonable assurance in all material respects that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. Buyer has in place the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of Buyer to engage in the review and evaluation process mandated by Section 302 of the Sarbanes-Oxley Act. Buyer’s “disclosure controls and procedures” are reasonably designed to ensure that material information (both financial and non-financial) relating to Buyer required to be disclosed in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to Buyer’s principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Buyer required by Section 302 of the Sarbanes-Oxley Act with respect to such reports.

5.18 Listing and Maintenance Requirements. The Buyer’s Stock is registered pursuant to the Exchange Act and is listed on the NASDAQ Market, and Buyer has taken no action designed to terminate the registration of the Buyer’s Stock or delisting the Buyer’s Stock from the NASDAQ Market. Buyer has not, in the two years preceding the date hereof, received notice (written or oral) from the NASDAQ Market to the effect that Buyer is not in compliance with the listing or maintenance requirements thereof. Buyer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Buyer’s Stock on the NASDAQ Market.

5.19 No Broker. Except as set forth in Schedule 5.19, no broker, finder, agent or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the Transaction, and no broker, finder, agent or similar intermediary is entitled to any broker’s fee, finder’s fee, or similar fee or commission in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by Buyer.

5.20 Full Disclosure. No representation or warranty by Buyer contained in or connected to this Agreement, any other Transaction Document, nor any written statement or certificate furnished or to be furnished by or on behalf of Buyer to Seller in connection herewith or pursuant hereto or listed on any schedule hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or omits any material facts necessary in order to provide Seller with adequate information as to Buyer and its condition (financial and otherwise), operations, properties, assets and liabilities, and Buyer has disclosed to Seller in writing all material facts known to them relating to the same. To the extent that any disclosure in any single schedule reasonably puts Seller on actual notice of the facts reflected therein, such disclosure shall be deemed to be a disclosure in all other schedules under this Agreement as to such facts.

6. Covenants and Agreements. The parties covenant and agree as follows:

6.1 Certain Pre-Closing Covenants. With respect to the period between the date of this Agreement and the Closing:

(1) General. Each of the parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Sections 7 or 8, as the case may be).

(2) Notices and Consents. Seller, Parent and Buyer will give any notices to third parties and will use their commercially reasonable efforts to obtain any third party consents required under any legal or contractual obligation necessary to complete the transactions contemplated hereby. Subject to the limitations in Section 6.1(1), each of the parties will give any notices to, make any filings with, and use such party’s reasonable best efforts to obtain any authorizations, consents, and approvals of Governmental Authorities and other third parties necessary to consummate the transactions contemplated hereby and the Transaction Documents.

(3) Operation of Business. Seller and Parent covenant and agree to conduct the Business during the period from the date of this Agreement to the Closing Date only in the ordinary course and in a manner consistent with past practice and in compliance with applicable laws and use their commercially reasonable efforts to preserve the present goodwill of Seller and its relationships with customers, suppliers and other Persons related to the Business. In addition to the foregoing, except as specifically permitted by any other provisions in this Agreement, Seller shall not, nor shall Parent authorize Seller or any subsidiary of Seller, between the date hereof and the Closing Date, directly or indirectly, do any of the following without the prior written consent of Buyer:

(a) amend its Certificate of Incorporation or By-Laws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of Seller;

(b) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or corporation, partnership, joint venture, association or other business organization or division thereof; or any assets that are material, individually or in the aggregate, to Seller, except purchases in the ordinary course of business consistent with past practice;

(c) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of the Assets, except sales or dispositions in the ordinary course of business consistent with past practice;

(d) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Seller, guarantee any debt securities of another person, or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

(e) enter into, amend, modify or terminate any Specified Contract;

(f) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

(g) settle or compromise any litigation in which Seller is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any Claims not required to be paid;

(h) modify or amend any existing insurance policy with respect to the Assets; or

(i) authorize any of, or commit or agree to take any of the foregoing actions.

(4) Notice of Developments. Seller, Parent and Buyer will give prompt written notice to the other of any material adverse development causing a breach of any of such party’s representations and warranties in Sections 4 and 5, respectively. No disclosure by any party pursuant to this Section 6.1(4) will be deemed to amend or supplement any schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant unless such disclosure is accepted in writing by the non-disclosing parties as an amendment or supplement to such schedule, as the case may be, or as a waiver of any misrepresentation or breach.

(5) No Solicitation of Transactions. Prior to the earlier of (A) the Closing Date or (B) the termination of this Agreement in accordance with the provisions of Section 14.1, neither Seller, directly or indirectly, through any director, officer, employee, investment banker, financial advisor, attorney, accountant or other agent or representative of Seller, nor Parent, directly or indirectly through any affiliate of Parent or otherwise, shall solicit, initiate or encourage the submission of proposals or offers from any person relating to any acquisition or purchase of all or any portion of the Assets or Business of, or any equity interest in, Seller, or any business combination with Seller and other than with Buyer or any of its Affiliates, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Seller and Parent shall, and shall cause any of their respective representatives or affiliates to, immediately cease and cause to be terminated or withdrawn any existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing (other than in respect of the transaction contemplated hereby). In addition, prior to the earlier of (A) the Closing Date or (B) termination of this Agreement in accordance with the provisions of Section 14.1, Parent agrees not to, directly or indirectly, through any affiliate of Parent or otherwise, reinstate or make any new offer to purchase shares of Seller or any other type of acquisition of all, or substantially all, of the capital stock or assets of Seller, whether by merger or other type of business combination with Seller. Seller and the Parent shall promptly notify Buyer if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the offeror and the terms and conditions of any proposal or offer. Notwithstanding the foregoing, the Board of Directors of Seller shall be permitted in response to an unsolicited bona fide written Acquisition Proposal from any Person received after the date of this Agreement to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person received after the date of this Agreement, if and only to the extent that, (i) the Board of Directors of Seller shall have concluded in good faith that such Acquisition Proposal would, if consummated, constitute a Superior Proposal, (ii) the Board of Directors of Seller shall have determined in good faith after consultation with outside legal counsel that such action is necessary for such Board of Directors to be deemed to have acted in a manner consistent with its fiduciary duties under the DGCL and (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Board of Directors shall have received from such Person an executed confidentiality agreement containing terms and provisions no less favorable to Seller than those contained in the Confidentiality Agreement between Buyer and Parent, dated as September 5, 2006 (the “Confidentiality Agreement”). Seller shall, within two (2) Business Days, notify Buyer in writing of any and all such inquiries, proposals or offers received by, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives, which notice shall set forth the name(s) of such Person(s) and the material terms and conditions of any Acquisition Proposals. Seller shall keep Buyer fully and promptly informed of the status (including amendments or proposed amendments) of any such Acquisition Proposal; provided, that, nothing in this Section 6.1(6) shall permit Seller to terminate this Agreement (except as specifically provided in Section 14.1 hereof).

6.2 Pre-Closing Tax Returns. Seller shall file all Tax Returns required to be filed with respect to the Assets on or prior to the Closing Date.

6.3 Cooperation on Tax Matters. Seller and Buyer shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller expressly agrees and acknowledges that it shall be responsible for and shall pay any and all taxes which result or arise from the sale of the Assets; provided, that transfer taxes, if any shall be paid equally by Buyer and Seller.

6.4 Investment Matters. If Buyer elects to pay a portion of the Note through the issuance of Buyer’s Stock, Seller agrees to make the following representation prior to the delivery of such Shares: the Shares to be issued hereunder are being acquired for Seller’s account and not on behalf of any other Person, and all such Shares are being acquired for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution of such Shares. Seller has received or examined Buyer’s Annual Report on Form 10-K for year ending December 31, 2005. Seller has had the opportunity to ask questions and receive answers from Buyer concerning Buyer, and has been furnished with all other information about Buyer which it has requested. Seller is an “accredited investor” as defined in Rule 501(a) of the Securities Act of 1933, as amended. Seller has sufficient knowledge and experience in business and financial matters and that it is capable of evaluating the merits and risks of an investment in the Shares. Buyer acknowledges and agrees that the Shares are transferable in accordance with the terms set forth in the Note.

6.5 Confidentiality. Subject to Section 15.1, without the prior written Consent of the other party, neither Buyer nor Seller, nor their respective Affiliates shall disclose any confidential information of the other party, which any of their respective officers, directors, employees, counsel, agents, investment bankers, or accountants, may now possess or may hereafter create or obtain relating to, without limitation, know-how, trade secrets, customer lists, supplier lists, referral source lists, costs, profits or margin information, markets, sales, pricing policies, operational methods, plans for future development, data drawings, samples, processes, products, software, the financial condition, results of operations, business, properties, assets, liabilities, or future prospects and such information shall not be published, disclosed, or made accessible by any of them to any other Person or entity or used by any of them, except pending the Closing; provided, however, that such party may disclose or use any such information (i) as has become generally available to the public other than through a breach of this Agreement by such party or any of its Affiliates and representatives, (ii) as becomes available to such party on a non-confidential basis from a source other than any other party hereto or such other party’s Affiliates or representatives, provided that such source is not known or reasonably believed by such party to be bound by a confidentiality agreement or other obligations of secrecy, (iii) as may be required in any report, statement or testimony required to be submitted to any Governmental Entity having or claiming to have jurisdiction over it, or as may be otherwise required by applicable Law, or as may be required in response to any summons or subpoena or in connection with any litigation, (iv) as may be required to obtain any Governmental Entity approval or Consent required in order to consummate the transactions contemplated by this Agreement or (v) as may be necessary to establish such party’s rights under this Agreement; provided, further, that in the case of clauses (i), (ii), (iii), and (iv), the Person intending to disclose confidential information will promptly notify the party to whom it is obliged to keep such information confidential and, to the extent practicable, provide such party a reasonable opportunity to prevent public disclosure of such information. In the event the transactions contemplated hereby are not consummated and this Agreement is terminated pursuant to Section 14, each party hereto shall return all confidential materials to the appropriate other party or destroy such confidential materials (and certify in writing the destruction thereof) exchanged in connection with this Agreement. Each party acknowledges responsibility for disclosures caused by such party and any of its respective Affiliates and representatives.

6.6 Formation of OP Holdings and OP Management. On or prior to the closing, Buyer shall form OP Holdings and OP Holdings and Management Corp., a Delaware corporation (“OP Management”) and in consideration of the Assets contributed under Section 2.5 hereof, OP Holdings will become an indirect subsidiary of Buyer when formed and, by a series of intercompany transfers, a direct subsidiary of OP Management. Upon the consummation of the delivery set forth in Section 2.5 hereof, OP Holdings will contribute all of its issued and outstanding membership interests to Buyer in exchange for the contribution by Iconix to OP Holdings of the Assets. Upon the consummation of the delivery set forth in Section 2.5 hereof, Buyer will deliver all of the issued and outstanding membership interests of OP Holdings to OP Management in exchange for all of the issued and outstanding capital stock of OP Management and OP Management will become the direct owner of OP Holdings. Buyer shall cause OP Holdings and OP Management to take all actions necessary to be authorized to enter into the Transaction Documents to which OP Holdings and OP Management shall be a party. For so long as the Note has not been paid in full, (i) OP Management will not engage in any other business or own any assets other than all of the membership interests of OP Holdings and (ii) OP Holdings will not engage in any business other than the Business or own any assets other than the Assets.

6.7 Certain Post-Closing Obligations. Following the Closing, for a period ending December 31, 2008, Buyer shall provide and shall cause OP Holdings to provide such financial information, as reasonably requested by Seller, concerning Buyer’s and OP Holdings’ operation of the Assets, including the revenues and expenses generated by such Assets, in a form as at such time intervals is mutually agreed upon by the parties.

6.8 Intellectual Property. Seller shall be responsible for and bear all costs associated with recording the Release of Security Interests (as defined in Section 7.9 herein) in the patent and trademark offices where security interests were previously recorded and the United States Copyright Office. Buyer shall be responsible for and shall bear all costs associated with (i) recording all assignments in the United States Copyright Office, the United States Patent and Trademark Office and in those patent and trademark offices throughout the world where it determines to make such filing at its sole discretion and (ii) recording the Guaranty and Security Agreement (as defined in Section 7.7 herein) in favor of Seller, at the direction and request of Seller, in the United States Copyright Office, the United States Patent and Trademark Office and in those patent and trademark offices throughout the world where it determines to make such filing at its sole discretion.

7. Deliveries by Seller. At the Closing, Seller is delivering to Buyer, the following, which shall be in form and substance acceptable to Buyer and Buyer’s counsel:

7.1 Documents and instruments of transfer for the Assets including, without limitation, a Bill of Sale in substantially the form of Exhibit B (the “Bill of Sale”) for all Tangible Property, assignments of all Intangibles (including all Intellectual Property Rights appurtenant thereto) and assignments of all assignable licenses and Permits relating to the Assets or the use, occupancy or operation thereof including, but not limited to, documents in substantially the form of Exhibit C (the “U.S. Trademark Assignment and Worldwide Omnibus Assignment of Intellectual Property”), Exhibit D (the “Copyright Assignment”), Exhibit E (“Grant of Security Interest in Trademarks”), Exhibit F (“Grant of Security Interest in Copyright”) and Exhibit G (the “Assignment and Assumption Agreement”), each signed by Seller;

7.2 An Officer’s certificate of Seller (dated the Closing Date and in form and substance reasonably satisfactory to Buyer) certifying and setting forth (i) the names, signatures and positions of the directors and the officers of Seller, as applicable, authorized to execute any agreements contemplated herein to which Seller is a party, (ii) a copy of the resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement, any agreement contemplated herein to which Seller is a party and the transactions contemplated thereby, (iii) a copy of Seller’s certified corporate organizational documents and (iv) a certificate, dated no earlier than five (5) days prior to the Closing Date, that Seller is in good standing in its jurisdiction of formation;

7.3 An Officer’s certificate of Seller (dated the Closing Date and in form and substance reasonably satisfactory to Buyer) certifying that: (x) the representations and warranties made by Seller herein shall be true and correct in (i) all material respects with respect to those representations and warranties that are not qualified by materiality and (ii) all respects with respect to all other representations and warranties, in each case at and as of the date of this Agreement and the Closing and (y) Seller shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing;

7.4 Copies or originals of all files, papers, books and records used exclusively in connection with the Business or the Assets, licenses, permits, approvals, applications, correspondence, and other documents relative to the Assets;

7.5 Amendments to uniform commercial code financing statements required to be executed in connection with the Security Release and the release of all other Assets;

7.6 A Product License Agreement (the “Product License Agreement”), between OP Holdings and Seller, in the form attached as Exhibit H hereto, signed by Seller;

7.7 A Limited Recourse Guaranty and Security Agreement pursuant to the Note (the “Guaranty and Security Agreement”), between OP Holdings and Seller, in the form attached as Exhibit I hereto;

7.8 All such further Documents and Contracts which may be reasonably requested by Buyer or its counsel, in order to more effectively transfer title to the Assets to Buyer, or to effectuate and carry out any provision of this Agreement and the transaction provided herein;

7.9 A release of all of the Intangibles with respect to the Assets as more fully set forth under that certain Release of Security Interest in the form of Exhibit J (the “Release of Security Interest”); and

7.10 A Transition Services Agreement by and between Seller and/or Parent and Buyer in the form attached hereto as Exhibit K (the “Transition Services Agreement”).

8. Deliveries by Buyer. At the Closing, Buyer is delivering, or causing OP Holdings to deliver to Seller, as the case may be, the following, which shall be in form and substance acceptable to Seller and its counsel:

8.1 Purchase Price, including the Note;

8.2 The U.S. Trademark Assignment and Worldwide Omnibus Assignment of Intellectual Property, the Copyright Assignment and the Assignment and Assumption Agreement, each signed by Buyer;

8.3 An Officer’s certificate of Buyer (dated the Closing Date and in form and substance reasonably satisfactory to Seller) certifying and setting forth (i) the names, signatures and positions of the directors and the officers of Buyer, as applicable, authorized to execute any agreements contemplated herein to which Buyer is a party, (ii) a copy of the resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement, any agreement contemplated herein to which Buyer is a party and the transactions contemplated thereby, (iii) a copy of Buyer’s certified corporate organization documents and (iv) a certificate, dated no earlier than five (5) days prior to the Closing Date, that Buyer is in good standing in its jurisdiction of formation;

8.4 An Officer’s certificate of Buyer (dated the Closing Date and in form and substance reasonably satisfactory to Seller) certifying that: (x) the representations and warranties made by Buyer herein shall be true and correct in (i) all material respects with respect to those representations and warranties that are not qualified by materiality and (ii) all respects with respect to all other representations and warranties, in each case at and as of the date of this Agreement and the Closing and (y) Buyer shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing;

8.5 The Product License Agreement signed by Buyer;

8.6 The Transition Services Agreement signed by Buyer; and

8.7 The Limited Recourse Guaranty and Security Agreement, the Grant of Security Interest in Trademarks and the Grant of Security Interest in Copyright signed by OP Holdings.

9. Conditions to Closing by the Parties. The obligations of Buyer and Seller to consummate the transactions provided herein shall be subject to the following conditions unless waived in writing by the applicable party:

(1) No Law shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Claim have been instituted and remain pending or have been threatened and remain so at what would otherwise be the Closing Date, which prohibits or restricts or would (if successful) prohibit or materially restrict the transactions contemplated by this Agreement or which would not permit the Business to continue to operate unimpaired following the Closing Date;

(2) Buyer and Seller shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing;

(3) Buyer and Seller shall have delivered to each other all of the items set forth under Sections 7 and 8, respectively, unless the receiving party has waived receipt of such item in writing;

(4) There shall not have occurred at any time after the date of this Agreement any Seller Material Adverse Change; and

(5) There shall not have occurred at any time after the date of this Agreement any Buyer Material Adverse Change.

10. Indemnification.

10.1 Indemnification.

(1) Subject to the other provisions of this Section 10, after the Closing, Seller and Parent, jointly and severally, agree to indemnify and hold the Buyer Indemnified Parties harmless from and against any and all Losses (calculated in accordance with Section 10.5): (i) based upon, attributable to or resulting from the failure of any representation or warranty of Seller or Parent set forth in Section 4 to be true and correct in all respects as of the date made or any representation or warranty contained in any certificate delivered by or on behalf of Seller or the Shareholders pursuant to this Agreement as of the date made to be true and correct in all respects as of the date made; and (ii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Seller or Parent set forth in this Agreement or other Transaction Documents to which it is a party; and (iii) any Liability which is not a Specified Liability, including the Retained Liabilities and any liability or obligation resulting from any violations of WARN by Seller.

(2) Subject to the other provisions of this Section 10, after the Closing, Buyer hereby agrees to indemnify and hold the Seller Indemnified Parties harmless from and against any and all Losses (calculated in accordance with Section 10.5): (i) based upon, attributable to or resulting from the failure of any representation or warranty of Buyer set forth in Section 5 or any representation or warranty contained in the Note, the Guaranty and Security Agreement, the Registration Rights Agreement and any certificate delivered by or on behalf of Buyer pursuant to this Agreement, to be true and correct in all respects as of the date made; and (ii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Buyer under this Agreement or the other Transaction Documents to which it is a party and (iii) the assumption of the Specified Liabilities after the Closing Date hereunder.

10.2 Certain Limitations Regarding Indemnification.

(1) Limitations on Seller’s Indemnification: Subject to clause Section 10.2(1)(iii), with respect to indemnification for any Claims under Section 10.1(1):

(i) Neither Seller nor Parent shall have any liability under Section 10.1(1) unless the aggregate amount of Losses to all Buyer Indemnified Parties under Section 10.1(1) of this Agreement exceeds the Seller Basket and then only to the extent of such excess.

(ii) No amounts of indemnity shall be payable by Seller or Parent as a result of any Claims arising under Section 10.1(1) of this Agreement which exceed the Seller Indemnity Cap.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the amount of indemnity payable by Seller or Parent as a result of any Claims arising out of: Section 4.1 (Due Incorporation and Qualification), Section 4.2 (Capitalization), Section 4.3 (Authority), Section 4.6 (Tax Matters), Section 4.12 (Employee Relations), Section 4.13 (Contracts), Section 4.16 (Intangibles), Section 4.17 (Title) and Section 4.21 (ERISA) of this Agreement shall not be subject to the Seller Basket or the Seller Indemnity Cap.

(2) Limitations on Buyer’s Indemnification. Subject to clause Section 10.2(2)(iii), with respect to indemnification for any Claims under Section 10.1(2):

(i) Buyer shall not have any liability under Section 10.1(2) unless the aggregate amount of Losses to all Seller Indemnified Parties under Section 10.1(2) of this Agreement exceeds the Buyer Basket and then only to the extent of such excess.

(ii) No amounts of indemnity shall be payable by Buyer as a result of any Claims arising under Section 10.1(2) of this Agreement which exceed the Buyer Indemnity Cap.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the amount of indemnity payable by Buyer as a result of a Claim arising out of: (x) Section 5.1 (Organization, Standing, Power), Section 5.2 (Capitalization/Issuance of Buyer’s Stock), Section 5.4 (Authorization), Section 5.13 (Tax Matters), Section 5.15 (ERISA) and Section 5.16 (Indebtedness) of this Agreement or (y) the Note, Guaranty and Security Agreement and the Registration Rights Agreement shall not be subject to the Buyer Basket or the Buyer Indemnity Cap.

10.3 Third Party Claims. If a Claim by a third party is made against any party or parties hereto and the party or parties against whom said Claim is made intends to seek indemnification with respect thereto under Sections 10.1 or 10.2, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such Claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have ten (10) Business Days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such Claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (a) all settlements require the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided, further, that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such Claim in good faith, the indemnified party or parties shall not pay or settle any such Claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such Claim at any time; provided, that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the Claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided, that all settlements or compromises require the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the Claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

10.4 Payment of Indemnity Claims.

(1) In the case of any amount payable to any indemnified party, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within five (5) Business Days after the date of such notice. Subject to Section 10.7, in the case of any amount payable to a Buyer Indemnified Party, such amount shall be satisfied by the reduction of the outstanding principal amount of the Note (a) first, with respect to the portion thereof convertible into Shares and if such amount is exhausted and (b) second, with respect to the portion thereof convertible into cash. If the Note is no longer outstanding for any amount payable to a Buyer Indemnified Party, such amount shall be satisfied at the option of Buyer either through (i) the return to Buyer from Seller of such number of Shares equal to the indemnified amount (at a price per Share equal to the closing sales price of Buyer’s Stock on the date immediately prior to payment) or (ii) by wire transfer of immediately available funds.

10.5 Calculation of Losses. Subject to the other provisions of this Section 10, any insurance proceeds actually received by any indemnified party with respect to any Losses shall reduce the amount payable to such indemnified party under the indemnification provisions of this Section 10; provided, however, nothing in the paragraph requires any indemnified party to first submit a Claim to its own insurance provider.

10.6 Survival of Representations and Warranties. All representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing and any investigation made by or on behalf of any party hereto until the close of business on the last day of the eighteenth (18th) month following the Closing Date; provided, that (A) the representations and warranties set forth in Sections 10.2(1)(iii) and 10.2(2)(iii), shall survive until sixty (60) days after the expiration of the applicable statute of limitations for the applicable underlying Claim including any extensions or waivers thereof and (B) any Claims in connection with fraud shall survive indefinitely. Notwithstanding the foregoing sentence, if Buyer at any time satisfies the entire balance of the Note in cash or substantially all of the Shares have been sold by Seller or its Affiliates, then the survival period for all representations and warranties of Buyer contained in this Agreement shall only survive for a period equal to thirty (30) days after such time as Buyer has made such final payment hereunder or Seller has sold substantially all of such Shares, as the case may be. A written Claim for indemnification under this Section 10 for breach of a representation or warranty may be brought at any time; provided, that the representation or warranty on which such Claim is based continues to survive under this Section 10.6 at the time notice of such Claim is given in accordance with Section 10.3 hereof, and if such written notice is given within such period, all rights to indemnification with respect to such Claim shall continue in force and effect.

10.7 Right of Set-Off. In the event that Buyer has any claims against Seller under this Agreement or any of the Transaction Documents for which it is entitled to indemnification as set forth in this Section 10.7, and such Claim is not satisfied as and when required pursuant to such Documents, Buyer shall have the right but not the obligation, in its sole and absolute discretion, to set-off such Claim against any amounts that may be owed to Seller under the Note or Section 3.4 of this Agreement; provided, that, prior to any such set-off under this Section 10.7, Buyer shall have satisfied all of the other terms and conditions of Section 10.

11. Waiver of Bulk Sales Compliance. Buyer waives compliance by Seller with the provisions of Section 6 of the Uniform Commercial Code (Bulk Sales Law) in each applicable jurisdiction. Seller will, indemnify and hold Buyer harmless from, against and with respect to, and shall reimburse Buyer for any and all Losses suffered or incurred by Buyer arising out of, relating to or by reason of such waiver or any noncompliance with such Laws. This indemnification shall apply to, but shall not be limited to, Losses due to any acceleration of payment with respect to any Liability or obligation of Seller assumed by Buyer hereunder, and is in addition to the indemnification provided pursuant to Section 10.

12. Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, each party shall pay its own expenses incident to preparing for, entering into and carrying into effect this Agreement and the transactions contemplated hereby. Seller shall be responsible for and make arrangements to pay in equal shares all sales Taxes, and Buyer and Seller shall each pay equally any transfer, stamp, recording and similar Taxes, if any, in each case, incurred in connection with any Intangibles and Tangible Property conveyed to Buyer hereunder.

13. Further Assurances.

13.1 At any time and from time to time after the Closing Date, at Buyer’s request and without further consideration, Seller will promptly execute and deliver all such further Documents or perform such acts as Buyer may reasonably request in order to more fully consummate the Transaction and in order to more effectively vest, transfer, confirm, protect and defend the right, title and interest of Buyer in the Assets and to assist Buyer in exercising its rights and privileges with respect thereto.

13.2 After the Closing Date, Seller shall deliver to Buyer all notices, correspondence and other items relating to the Assets which are from time to time received by Seller or are in its possession.

13.3 Seller shall, at Buyer’s expense, use its commercially reasonable efforts to take all actions, including the making available of Seller’s accountants and the granting of access to Buyer and its accountants to all books and records of Seller used exclusively in connection with the Business and the Assets, to assist Buyer in connection with Buyer’s preparation of financial statements as required by Items 2.01 and 9.01 of Form 8-K in order for Buyer to meet its Form 8-K obligations within the applicable time period required by such form.

14. Termination and Abandonment.

14.1 Termination. Except as otherwise set forth herein, this Agreement may be terminated:

(1) by mutual written consent of Buyer and Seller;

(2) by Buyer (provided, that Buyer is not then in material breach of any covenant, representation or warranty or other agreement contained herein), if there has been a Seller Material Adverse Change since the date of execution of this Agreement;

(3) by Seller (provided, that Seller is not then in material breach of any covenant, representation or warranty or other agreement contained herein), if there has been a Buyer Material Adverse Change since the date of execution of this Agreement;

(4) by either Buyer or Seller, upon written notice to the to the non-terminating party if the Closing has not occurred on or prior to November 30, 2006, unless such failure of consummation shall be due to the failure of the terminating party to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by the terminating party;

(5) by either Buyer or Seller if any law preventing or prohibiting consummation of the transactions contemplated hereby shall have become final and nonappealable; or

(6) by Seller, if Seller shall have concluded in good faith, after consultation with outside counsel, that such action is necessary in order for it to be deemed to have acted in a manner consistent with its fiduciary duties under the DGCL and under any other applicable law in connection with its approval of a Superior Proposal; provided, that Buyer does not make, within two (2) business days of receipt of Seller’s written notification of its intention to terminate this Agreement pursuant to this Section 14.1(6), an offer that Seller determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholder of Seller as such Superior Proposal. Seller shall (A) not enter into a binding agreement with respect to a Superior Proposal until at least two (2) business days after it has provided the notice to Buyer required by this section and (B) notify Buyer promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

14.2 Effect of Termination.

(1) In the event of termination of this Agreement by either Buyer or Seller pursuant to this Section 14, this Agreement will forthwith become void and there will be no liability under this Agreement on the part of either party, except (i) to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement and (ii) Section 6.5 (Confidentiality) and this Section 14.2 will remain in full force and effect and will survive any termination of this Agreement.

(2) Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated by Buyer pursuant to Section 14.1(2), then Seller will pay to Buyer the aggregate amount of all fees and expenses, including attorneys’ fees, incurred by Buyer in connection with the negotiation, execution and delivery of this Agreement.

(3) Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated by Seller pursuant to Section 14.1(3), then Buyer will pay to Seller the aggregate amount of all fees and expenses, including attorneys’ fees, incurred by Seller in connection with the negotiation, execution and delivery of this Agreement.

(4) Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated by Seller pursuant to Section 14.1(6), then Seller or Parent will pay to Buyer the aggregate amount of One Million Six Hundred Thousand Dollars $1,600,000 (the “Termination Fee”). Any Termination Fee payable under this provision shall be payable as liquidated damages to compensate Buyer for the damages Buyer will suffer if this Agreement is terminated under the circumstances set forth in this Section 14.1(6), which damages cannot be determined with reasonable certainty. It is specifically agreed that the Termination Fee represents liquidated damages and not a penalty. Any payment required to be made pursuant to this Section 14.2(4) shall be paid prior to or contemporaneously with, and shall be a pre-condition to the effectiveness of, termination of this Agreement pursuant to Section 14.1(6).

15. Miscellaneous.

15.1 Publicity. Prior to Closing and subject to Section 6.5, the parties shall work together in good faith to prepare and issue an initial press release (the “Initial Press Release”) with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release and/or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Buyer may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement as may upon the advice of outside counsel be required by law or the rules and regulations of the NASDAQ or the rules of any other applicable exchange, or applicable law; provided, that such information is consistent with the content, scope and character of the information set forth in the Initial Press Release.

15.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee, or mailed, certified or registered mail or express mail, postage prepaid, or sent by a nationally recognized courier service, service charges prepaid, and shall be deemed given when so delivered personally, if by certified or registered mail, four days after the date of mailing or if express mailed or sent by a nationally recognized courier service, two (2) days after the date of mailing, as follows:

(1) If to Buyer:

Iconix Brand Group, Inc. 1450 Broadway, 4th Floor New York, New York 10018 Attn: Neil Cole, CEO

With a required copy to (which shall not constitute notice as set forth herein):

Blank Rome LLP 405 Lexington Avenue New York, New York 10174 Attention: Robert J. Mittman, Esq.

(2) If to Seller:

Ocean Pacific Apparel Corp. 501 Seventh Avenue New York, New York 10018 Attention: Jay A. Galluzzo, SVP & General Counsel

With a required copy to (which shall not constitute notice as set forth herein):

Loeb & Loeb LLP 345 Park Avenue New York, New York 10154-1895 Attention: David P. Ansel, Esq.

With a required copy to (which shall not constitute notice as set forth herein):

Katten Muchin Rosenman LLP 575 Madison Avenue New York, New York 10022 Attention: Karen A. Ash, Esq.

and to such other address or addresses as Buyer or Seller, as the case may be, may designate to the other by notice as set forth above.

15.3 Entire Agreement. This Agreement (including the exhibits and schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, written or oral, with respect thereto, including the Letter of Intent, by and between Buyer and Parent, dated as of September 29, 2006 and the Confidentiality Agreement.

15.4 Waivers and Amendments. This Agreement may be amended, modified, superseded or cancelled and the terms and conditions hereof may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any Claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

15.5 Binding Agreement. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.

15.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made, delivered and to be performed entirely within such State.

15.7 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned by any party to any Person without the prior written consent of the other party. Nothing in this Agreement, unless otherwise expressly provided, is intended to confer upon any Person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

15.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

15.9 Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

15.10 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.11 Exhibits and Schedules. The exhibits and schedules to this Agreement are a part of this Agreement as if set forth in full herein.

15.12 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

15.13 Consent to Jurisdiction and Service of Process. Any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the State of New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such Proceeding, and irrevocably submits to the jurisdiction of any such court in any such Proceeding. Any and all service of process and any other notice in any such Proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal Proceedings or otherwise proceed.

15.14 Waiver of Jury Trial; Exemplary Damages. ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENTS. No party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any Transaction Document.

15.15 Exclusive Remedies. The remedies set forth in this Agreement and the other Transaction Documents shall be the sole and exclusive remedies for the parties hereto with respect to disputes hereunder or thereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:	SELLER:

ICONIX BRAND GROUP, INC. By: /s/ Neil Cole Name: Neil Cole Title: President and CEO	OCEAN PACIFIC APPAREL, CORP. By: /s/ Jay A. Galluzzo Name: Jay A. Galluzzo Title: Vice President

PARENT:
THE WARNACO GROUP, INC. By: /s/ Jay A. Galluzzo Name: Jay A. Galluzzo Title: Senior Vice President and General Counsel

List of Omitted Schedules and Exhibits

Schedule	Description

1.54	Executive Officers of Parent and Seller
2.1	Assets
2.1(2)	Specified Contracts
2.3(2)	Assumed Liabilities
3.3	Purchase Price Allocation
4.1	Due Incorporation and Qualification; Subsidiaries
4.2	Capitalization; Options
4.4	Financial Statements
4.5	No Material Adverse Change
4.7	Compliance with Laws
4.8	Permits
4.9	No Breach
4.10	Consents
4.11	Judgments and Proceedings
4.12	Employee Relations
4.13	Contracts
4.14	Real Property
4.15	Tangible Property
4.16	Intangibles
4.17	Title
4.18	Indebtedness
4.19	Liabilities
4.20	Suppliers, Customers and Licensees
4.21	Employee Benefit Plans
4.22	Insurance
4.24	Broker Fees of Seller
4.26	Related Party Transactions
5.2	Buyer Capital Stock
5.3	Interests in Other Entities
5.5	Noncontravention
5.16	Indebtedness
5.19	No Buyer Broker

Exhibit	Description

B	Bill of Sale
C	U.S. Trademark Assignment and Worldwide Omnibus Assignment of Intellectual Property
D	Copyright Assignment
E	Grant of Security Interest in Trademarks
F	Grant of Security Interest in Copyright
G	Assignment and Assumption Agreement
H	Product License Agreement
I	Limited Recourse Guaranty and Security Agreement
J	Release of Security Interest
K	Transition Services Agreement

Exhibit A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER SUCH ACT AND LAWS.

SECURED PROMISSORY NOTE
$44,000,000.00	Dated: November __, 2006

FOR VALUE RECEIVED, Iconix Brand Group, Inc., a Delaware corporation (the “Maker”), promises to pay to Ocean Pacific Apparel Corp. (the “Payee”) the principal sum of Forty-Four Million Dollars ($44,000,000), in lawful money of the United States of America, together with interest accrued thereon, at the rate and on the terms hereinafter set forth.

Maker and Payee are parties to an Asset Purchase Agreement dated October 31, 2006 among them and certain other parties (the “Purchase Agreement”). This Note is the Note referred to in the Purchase Agreement. All capitalized terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

1.  Payment of Interest and Principal.

(a)  Payment of Interest. Interest on the unpaid principal amount of this Note from time to time outstanding shall accrue at a rate equal to seven percent (7%) per annum, computed on the basis of a 365-day year for the actual number of days elapsed. All accrued interest shall be payable in cash at such time as the principal is due and payable.

(b)  Payment of Principal. The unpaid principal balance of this Note shall be due and payable in full on December 31, 2006 (the “Maturity Date”) unless Maker elects to extend the Maturity Date pursuant to Section 1(c) below.

(c)  Payment Extension. Upon the payment by Maker to Payee of a principal amount greater than or equal to Twenty Five Million Dollars ($25,000,000) in immediately available funds on or prior to the Maturity Date, Maker may elect, in its sole discretion, to extend the Maturity Date for a period of thirty-one (31) days at which time the outstanding principal amount under this Note shall be due and payable in full on January 31, 2007 (the “Extended Maturity Date”); provided, further, that Maker shall pay at least Five Million Five Hundred Thousand Dollars ($5,500,000) of the outstanding principal amount of this Note in cash on or prior to the Extended Maturity Date (the “Extended Maturity Date Cash Payment”).

(d)  Prepayment. Prior to the Maturity Date, Maker shall have the right to prepay (i) all or a portion of the unpaid principal amount of this Note in cash or (ii) all of the unpaid principal amount in Conversion Shares as defined in and in accordance with Section 3(a) hereof, in each case, without premium or penalty. All prepayments of this Note (whether in cash or in Conversion Shares) shall include the payment in cash of accrued interest on the principal amount so prepaid and shall be applied first to accrued interest and second to unpaid principal.

(e)  Place of Payment. Maker shall make all payments to Payee at the address of Payee as set forth in Section 12 hereof or to such other place or places as Payee, from time to time, shall designate in writing to Maker.

2.  Security Interest.

(a)  As security for the prompt payment when due of all amounts pursuant to this Note and any renewals, extensions or modifications thereof, OP Holdings, LLC, a Delaware limited liability company (“OP Holdings”) has granted Payee a security interest in the Assets pursuant to a Security Agreement in substantially the form of Exhibit A attached hereto (the “Security Agreement”).

(b)  Upon the payment by Maker of at least Thirty Million Five Hundred Thousand Dollars ($30,500,000) in immediately available funds on or prior to the Maturity Date, Payee shall release its security interest in the Assets.

(c)  Upon the payment by Maker of Twenty Five Million Dollars ($25,000,000) (the “Applicable Payment Amount”) on or prior to the Maturity Date, Payee agrees that it will enter into an intercreditor agreement with the financial institution that provides the financing that enables Maker to pay the Applicable Payment Amount (the “Lender”), on terms and conditions reasonably satisfactory to Payee, pursuant to which Payee and Lender (each a “Creditor”) agree that Payee’s security interest in the Assets securing Indebtedness of up to a principal amount of $5,500,000 under this Note and Lender’s security interest in the Assets securing the Indebtedness of Maker or OP Holdings, as applicable, to the Lender with respect to the Applicable Payment Amount shall rank pari passu, without preference or priority of the security interest of one Creditor over the security interest of the other Creditor.

(d)  In connection with a payment pursuant to Section 2(b) or 2(c) above, Payee will consent to the incurrence of any Indebtedness by OP Holdings that enables the Maker to make such payment so long as the aggregate principal amount of such Indebtedness thereunder does not the exceed the Applicable Payment Amount and no agreement evidencing such Indebtedness restricts or postpones the Maker’s payment obligations to Payee under this Note in any way.

3.  Optional Payment in Common Stock of Maker.

(a)  Conversion. Maker shall have the option, in its sole discretion, to make a one-time payment or prepayment of the principal amount of this Note in an amount not to exceed Twenty-Seven Million Dollars ($27,000,000) by converting such principal amount into shares of the common stock of Maker (“Iconix Common Stock”); provided, however, if the Maker has extended the Maturity Date in accordance with Section 1(c), the dollar amount that may be converted pursuant hereto shall not exceed Thirteen Million Five Hundred Thousand Dollars ($13,500,000). The number of shares of Iconix Common Stock to be issued by such conversion (the “Conversion Shares”) shall be calculated as the quotient of (i) the aggregate principal amount which Maker elects to repay in Iconix Common Stock, divided (ii) by the average closing sales price of the Iconix Common Stock, as reported by NASDAQ for the three (3) Trading Days (as defined in Section 3(c)(iii) below) immediately prior to the date of such payment or prepayment, as applicable (the “Conversion Date Closing Price”). Conversion Shares issued in accordance with this Section 3(a) shall be evidenced by certificates duly and validly executed and delivered to Payee within two (2) Business Days of such conversion. The Maker shall cause to be delivered to Payee an opinion of counsel to the Maker in substantially the form of Exhibit B.

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(b)  Registration. If Maker elects to pay a portion of the principal amount of this Note through the issuance of Iconix Common Stock pursuant to Sections 3(a) above or 3(c) below, Maker shall file a registration statement on Form S-3, if eligible or other appropriate form with respect to such shares of Iconix Common Stock (the “Initial Registration Statement”) pursuant to the terms and conditions of the Registration Rights Agreement, in substantially the form of Exhibit C attached hereto. Maker shall endeavor to have the Initial Registration Statement include such number of shares of Iconix Common Stock, which pursuant to Maker’s good faith estimate, shall be necessary to satisfy the portion of the Make Whole Payment paid in Additional Shares (as defined in Section 3(c)).

(c)  Make Whole. If the Conversion Date Closing Price is more than the First Registration Closing Price (as defined below), the Maker shall pay to Payee an amount equal to (i) the total number of Conversion Shares multiplied by (ii) the amount obtained by subtracting (A) the First Registration Closing Price from (B) the Conversion Date Closing Price (the “Make Whole Payment”). The Make Whole Payment shall be paid to Payee, at the sole discretion of Buyer, in: (i) immediately available funds or (ii) the form of additional shares of Iconix Common Stock calculated by dividing the Make Whole Payment by the First Registration Closing Price (the “Additional Shares”); provided, that if Buyer pays the Make Whole Payment in Additional Shares, such Additional Shares shall be registered pursuant to the terms of the Registration Rights Agreement. In the event that all of the Additional Shares have not already been registered for resale pursuant to the Initial Registration Statement at time of delivery, then those Additional Shares which have not been included shall be registered in a subsequent registration statement (the “Subsequent Registration Statement”) in accordance with Section 1(b) of the Registration Rights Agreement (the “Subsequent Registration”). In connection with any such Subsequent Registration, if the product of (A) the Second Registration Closing Price times (B) the number of Additional Shares which were not included in the Initial Registration Statement is less than the amount of (C) the Make Whole Payment, after deducting the amount from the Make Whole Payment, if any, of (1) the value of the Additional Shares which were included in the Initial Registration Statement times (2) the First Registration Closing Price (the amount calculated in this sentence being hereafter referred to as the “Deficiency”). Maker shall pay the Deficiency in immediately available funds to Payee within two days after the Second Valuation Period. As used herein the following terms have the definitions set forth below:

(i)  “Market Disruption Event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled trading day for the Iconix Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq Global Market or otherwise) in the Iconix Common Stock or in any options, contracts or future contracts relating to the Iconix Common Stock.

(ii)  “First Registration Closing Price” means the arithmetic average of VWAP for each of the Trading Days in the First Valuation Period.

(iii)  “Second Registration Closing Price” means the arithmetic average of VWAP for each of the Trading Days in the Second Valuation Period

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(iv)  “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the Nasdaq Global Market.

(v)  “First Valuation Period” means the period of five (5) consecutive Trading Days commencing on the date the Initial Registration Statement is effective.

(vi)  “Second Valuation Period” means the period of five (5) consecutive Trading Days commencing on the date the Subsequent Registration Statement is effective.

(vii)  “VWAP” means, for each of the five (5) consecutive Trading Days during the First Valuation Period, or in connection with a Subsequent Registration, the Second Valuation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ICON.UQ_equity_VAP” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Iconix Common Stock on such trading day determined, using a volume-weighted average method, by Citigroup N.A. or a similar reputable financial institution appointed by the Payee).

(d)  Legend. Each certificate for shares of Iconix Common Stock issued in lieu of cash under this Note shall bear a legend substantially in the following form:

“This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered or qualified under said Act and any applicable state securities laws or unless the Company receives an opinion in reasonably acceptable form and scope to the Company of counsel reasonably satisfactory to the Company that registration, qualification or other such actions are not required under any such laws or that an exemption from such registration is available.”

4.  Events of Default; Remedies.

(a)  Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(i)  Maker fails to pay when due any principal payment hereunder or any interest or other payment required under the terms of this Note on the date due; provided, however, if Maker asserts a right to offset all or any portion of such payment when due, such payment or portion thereof shall not be deemed to be due until either Maker and Payee agree as to the amount of any such offset or the amount of any such offset is determined in accordance with Section 6 hereof;

(ii)  The failure of Maker or OP Holdings, LLC, a Delaware limited liability company (“OP Holdings”), to observe or perform any term, condition, agreement, covenant or provision contained herein or in any other Transaction Document, and the continued failure of Maker or OP Holdings, as applicable, to observe or perform such term, condition, agreement, covenant or provision for a period of ten (10) days after the occurrence thereof;

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(iii)  Any breach of a representation or warranty made to Payee under any Transaction Document by Maker, OP Holdings or OP Holdings and Management Corp., a Delaware corporation (“OP Management” together with Maker and OP Holdings, each a “Company” and collectively, “Companies”), the effect of which has a material adverse effect on (A) the Maker’s ability to pay, or any Company’s ability to perform its obligations, in accordance with the terms hereof or any other Transaction Document, (B) the value of the Collateral (as defined in the Security Agreement), the liens on the Collateral or the priority of any such lien (other than as set forth under to Section 2 (c) hereof) or (C) the practical realization of the benefits of Payee’s rights and remedies under this Note and the other Transaction Documents;

(iv)  The occurrence of any of the following events with respect to any Company: (A) the making of an assignment for the benefit of creditors; (B) the appointment of a receiver or trustee for all or any substantial portion of such Company’s assets; (C) the admission in writing of its inability to pay debts when due or the inability to pay its debt generally as they mature; (D) any court or governmental officer or agency shall take possession of any substantial part of such Company’s property; (E) the dissolution or liquidation of such Company; (F) the insolvency (as such term may be defined or interpreted under any applicable statute) of such Company; (G) the commencement of proceedings in bankruptcy or any other proceedings for arrangement or reorganization of such Company’s debts under any state or federal law, whether instituted by or against it (provided, however, if proceedings are commenced against such Company, there shall not be an Event of Default unless such Company shall have failed to obtain dismissal of the proceedings within sixty (60) days of their commencement); or (H) the taking of any action for the purpose of effecting any of the foregoing;

(v)  There exists a default or an event that, with the giving of notice, would constitute a default under any of Maker’s other indebtedness for borrowed money or any of OP Holding’s or OP Management’s indebtedness for borrowed money;

(vi)  A final judgment or order for the payment of money in excess of $1,000,000 against Maker or $100,000 against OP Holding or OP Management (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of any Company) shall be rendered against any Company and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against any assets of any Company involving a liability in excess of $1,000,000 against Maker or $100,000 against OP Holding or OP Management and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy;

(vii)  The concealment or removal of any part of any Company’s property (including, without limitation, the Assets) with the intent to hinder, delay or defraud its creditors or any of them or the making or sufferance of any transfer of their property which is fraudulent under any bankruptcy, fraudulent conveyance or similar federal or state law;

(viii)  Any security interest or lien created under the Security Agreement or under any other Transaction Documents for any reason ceases to be or is not a valid and perfected security interest or lien having a first priority interest (other than under to Section 2 (c) hereof);

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(ix)  A stop trade order by the Securities Exchange Commission or a trading suspension by the NASDAQ Global Market of the Iconix Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on the NASDAQ Global Market;

(x)  Any event or occurrence (including any notification from the Commission) that would have a material adverse effect on the Maker’s ability to timely comply with the registration requirements pursuant to the Registration Rights Agreement (it being agreed that the Commission’s decision to review any registration statement pursuant to the Registration Rights Agreement shall not trigger this sub clause (x));

(xi)  The failure by Maker to deliver Iconix Common Stock to Payee pursuant to and in the form required by this Note and such failure is not cured within two (2) Business Days;

(xii)  (A) Maker shall cease to own and control, directly or indirectly, one hundred percent (100%) of the issued and outstanding common stock of OP Management or any portion of such common stock is pledged or encumbered for the benefit of any Person other than Payee or (B) OP Management shall cease to own and control, directly or indirectly, one hundred percent (100%) of the membership interests of OP Holdings or any portion of such membership interests is pledged or encumbered for the benefit of any Person other than Payee; or

(xiii)  The occurrence of an event of default (or similar term) under any other Transaction Document.

(b)  Remedies. After the occurrence of an Event of Default as described in Section 4(a) above (other than Section 4(a)(iv)) which is continuing, Payee shall have the right, by written notice to Maker, to declare the entire principal amount of this Note together with all accrued but unpaid interest immediately due and payable in cash. Upon the occurrence of an Event of Default as described in Section 4(a)(iv) above and without any notice to Maker, the unpaid principal amount and the accrued interest hereunder shall become immediately due and payable without presentment, notice of nonpayment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Maker. Upon the occurrence of any Event of Default, Payee may immediately and without demand exercise or cause to be exercised any rights and remedies provided in this Note or which may be available to Payee at law, in equity, by statute, pursuant to the Security Agreement or otherwise, without further stay, any law, usage or custom to the contrary notwithstanding. During the period in which an Event of Default has occurred and is continuing, Maker shall pay interest on the unpaid principal balance hereof at an annual rate equal to the rate of interest then in effect under Section 1(a) above plus four percent (4%). In no event shall the rate of interest payable under this Note exceed the maximum rate of interest permitted to be charged under applicable law. If the rate of interest shall at any time exceed the maximum amount permitted under applicable law, then the rate of interest payable hereunder shall be reduced to the maximum permitted rate, and any interest paid in excess of the permitted rate shall be deemed a payment of principal and applied against the principal of this Note in such order as Payee may determine.

5.  CONFESSION OF JUDGMENT. MAKER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR MAKER AND TO CONFESS JUDGMENT AS OFTEN AS NECESSARY AGAINST MAKER IN FAVOR OF PAYEE, AT ANY TIME AND AS OF ANY TERM, FOR THE ABOVE SUM PLUS INTEREST DUE UNDER THE TERMS HEREOF AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF LEGAL PROCEEDINGS AND REASONABLE ATTORNEY’S FEES.

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6.  Right of Setoff; Disputes.

(a)  Maker shall have the right to offset against any payments due under this Note to the extent so provided in the Purchase Agreement, subject to such applicable limitations set forth therein.

(b)  Any disputes between Maker and Payee regarding amounts that may be offset under this Note shall be settled in accordance with the provisions of Article 15 of the Purchase Agreement; provided, however, if the substance of such dispute has already been resolved under the Purchase Agreement, such resolution shall be binding on Maker and Payee.

7.  Rights Cumulative; Costs. The remedies of Payee as provided in this Note shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion for their exercise shall occur. The remedies set forth herein shall be in addition to, and not in lieu of, any other additional rights or remedies Payee may have at law or in equity. Payee may recover all costs of suit and other expenses incurred by Payee (including reasonable attorneys’ fees) in connection with the collection of any sums due hereunder.

8.  No Waiver of Rights. The acceptance of a past due payment or a partial payment shall not cause or operate as a waiver of any obligation of Maker to make any and all payments as and when due. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

9.  Waiver of Notice, Etc. Maker hereby waives presentment, demand, protest, notice of protest, dishonor and all other notices or requirements of any kind.

10.  Controlling Law. This Note and all questions relating to its validity, interpretation or performance and enforcement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of law provision.

11.  Notices. Any notice required or which may be given hereunder shall be in writing and either delivered personally to the addressee, or mailed, certified or registered mail or express mail, postage prepaid, or sent by a nationally recognized courier service, service charges prepaid, and shall be deemed given when so delivered personally, if by certified or registered mail, four days after the date of mailing or if express mailed or sent by a nationally recognized courier service, two (2) days after the date of mailing, as follows:

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If to Maker:

Iconix Brand Group, Inc.
1450 Broadway, 4th Floor
New York, New York 10018
Attention: Neil Cole, CEO

If to Payee:

Ocean Pacific Apparel Corp.
501 Seventh Avenue
New York, New York 10018
Attention: Jay A. Galluzzo, VP

and to such other address or addresses as Maker or Payee, as the case may be, may designate to the other by notice as set forth above.

12.  Assignment; Binding Nature of Note. Subject to Section 13, neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Maker or Payee without the prior written consent of the other Person. Notwithstanding the foregoing, Payee may assign (by direct assignment, participation or any other method) any of its rights under this Note to any Affiliate of Payee without the consent of Maker. This Note shall be binding upon Maker and its successors and permitted assigns and shall inure to the benefit of Payee and its successors and permitted assigns.

13.  Transfer of Shares. Notwithstanding any other provision herein or in the Transaction Documents, the Conversion Shares may be transferred, sold, assigned or pledged by the Payee (and by any such Transferee thereof) subject to compliance with the Securities Act of 1933. In addition, the Registration Rights Agreement and Sections 3(b) and 3(c) of this Note shall be assignable to any transferee of the Conversion Shares.

14.  Encumbrance on Note. Upon issuance and delivery of this Note to Payee, Maker acknowledges and agrees that this Note shall become encumbered by the security interests granted to the Payee’s debt finance providers pursuant to their related loan documents and UCC financing statements. Maker acknowledges and agrees that such encumbrances shall in no way affect Payee’s rights hereunder.

15.  Modification. This Note may not be modified or amended other than by an agreement in writing signed by Maker and Payee.

16.  Miscellaneous. Whenever used, the singular number shall include the plural, the plural and the singular, and the words “Payee” and “Maker” shall include their respective successors and permitted assigns.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound, has caused its duly authorized representative to execute and deliver this Secured Promissory Note on the date first written above.

ICONIX BRAND GROUP, INC.

By:
Name:
Title:

OCEAN PACIFIC APPAREL CORP.

By:
Name:
Title

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Exhibit C

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement (this “Agreement”), dated as of ______________, 2006, by and between Iconix Brand Group, Inc., a Delaware corporation (the “Company”), and Ocean Pacific Apparel Corp. a Delaware corporation (together with any permitted assignees of Holder’s rights hereunder, the “Holder”).

RECITALS

WHEREAS, the Company has executed an Asset Purchase Agreement dated as of October __, 2006 (the “Purchase Agreement”), by and among the Holder, the Company and The Warnaco Group, Inc., a Delaware corporation and the parent of the Holder, pursuant to which the Company has purchased certain assets of the Holder; and

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, the Company issued a secured promissory note (the “Note”) in favor of Holder, which provides, among other things, that the Company may elect to pay a portion of the outstanding principal balance of the Note through the issuance of shares of the Company’s common stock, $.001 par value per share (the “Company Common Stock”) to the Holder, as more fully described in the Note and which provides for certain additional issuances of the Company Common Stock to the Holder pursuant to Section 3(c) of the Note; and

WHEREAS, pursuant to the Note, the Company has agreed that if it issues any shares of Company Common Stock to the Holder pursuant to the Note (including the shares issuable pursuant to Section 3(c) of the Note), it shall grant to the Holder the registration rights set forth below with respect to the shares so issued (the “Note Shares”), together with any securities issued in exchange for or in replacement of such Note Shares, and any securities issued by way of any stock split, reverse stock split, recapitalization, or other similar transaction affecting such Note Shares (collectively, the “Registrable Securities”).

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.  Registration.

(a)  On or prior February 28, 2007, the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”), at the sole expense of the Company (except as hereinafter provided), in respect of the aggregate number of Registrable Securities then issued pursuant to the Note, a registration statement so as to permit a public offering and sale of such Registrable Securities until, subject to the terms and provisions of this Agreement, the earlier of the date when (i) all the Registrable Securities covered by the registration statement have been sold pursuant thereto or otherwise or (ii) the Registrable Securities may be publicly sold without volume restrictions under Rule 144(k) (or any similar provisions then in force) of the Securities Act of 1933 as amended (the “Act”), as determined by the counsel to the Company (collectively, the “Effectiveness Period”). The registration statement shall be on any form the Company is eligible to use to register for resale the Registrable Securities. The Company shall thereafter use its reasonable best efforts to cause such registration statement filed pursuant to this Section to become effective as soon as reasonably practicable thereafter.

(b)  If any Registrable Securities are issued pursuant to the Note and are not registered for resale pursuant to the registration statement described in Section 1(a) and the registration statement described in Section 1(a) has been declared effective by the staff of the Commission, then, within fifteen calendar days of the issuance of such additional Registrable Securities, the Company shall prepare and file with the Commission, at the sole expense of the Company (except as hereinafter provided), in respect of the aggregate number of Registrable Securities then issued pursuant to the Note but not yet registered, a registration statement so as to permit a public offering and sale of such Registrable Securities for the Effectiveness Period for such Registrable Securities. The registration statement shall be on any form the Company is eligible to use to register for resale the Registrable Securities. The Company shall thereafter use its reasonable best efforts to cause such registration statement filed pursuant to this Section to become effective as soon as reasonably practicable thereafter.

(c)  In addition, if the Holder determines, in its reasonable discretion that, based on the written opinion of counsel reasonably acceptable to the Company, that the Holder would be subject to any liability under Section 11 or Section 12 of the Securities Act as a result of its sale pursuant to a registered offering of the Registrable Securities, Company shall afford the Holder an opportunity, at the Holders sole cost and expense, to conduct one reasonable due diligence investigation of Company, provided that such due diligence is conducted in a manner, and at mutually agreeable times and places not disruptive to the Company’s business, and provided further that any such due diligence shall be subject to a mutually satisfactory confidentiality agreement. Holder shall give not less than 30 days prior written notice to the Company of its intent to conduct such investigation.

(d)  Nothing herein contained shall require the Company to undergo an audit, other than in the ordinary course of business.

2.  Covenants of the Company. The Company hereby covenants and agrees as follows:

(a)  Not less than two business days prior to the filing of a registration statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish to the Holder copies of all such documents proposed to be filed which documents for review by the Holder and counsel to the Holder prior to such proposed date of filing.

(b)  The Company shall use its reasonable best efforts to prepare and file with the Commission such amendments, including post-effective amendments, to the registration statement and the prospectus used in connection therewith as may be necessary to cause the registration statement to become and keep the registration statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period.

(c)  The Company shall notify the Holder as promptly as practicable: (A)(1) when a prospectus or any prospectus supplement or post-effective amendment to the registration statement is proposed to be filed; and (2) with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the registration statement or prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (E) of the occurrence of any event or passage of time that makes the financial statements included in the registration statement ineligible for inclusion therein or any statement made in the registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the registration statement, prospectus or other documents so that, in the case of the registration statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(d)  Prior to any public offering of Registrable Securities, the Company shall use its reasonable best efforts to register or qualify or cooperate with the Holder in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdiction within the United States reasonably requested by Holder, to keep each such registration or qualification (or exemption therefrom) under Section 1 hereof effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the registration statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(e)  The Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the registration statement, and to enable such Registrable Securities to be in such denominations and registered in such names as any such persons may request.

(f)  With a view to making available to the holder of Registrable Securities the benefits of Rule 144 (or its successor rule) under the Act and any other rule or regulation of the Commission that may at any time permit such holder to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, until the earlier of: (A) such date as all of the Registrable Securities may be resold to the public without volume restrictions pursuant to Rule 144(k) under the Act or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required to be so filed pursuant to Rule 144(c) under the Act in order to permit the holder of the Registrable Securities to be entitled to transfer the Registrable Securities without registration pursuant to Rule 144 under the Act; and (iii) furnish to each holder of Registrable Securities upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) such other information as may be reasonably requested in order to avail such holder of any rule or regulation of the Commission that permits the sale of any such Registrable Securities without registration.

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(g)  With a view of enabling any Holder of Registrable Securities to effect any sale of such Registrable Securities in a transaction exempt from the registration requirements of the Act and any corresponding assignment of such holder’s rights with respect to this Agreement, as contemplated by Section 10 hereof, the Company agrees to use its reasonable best efforts to assist such Holder in effecting such sale and assignment by (i) cooperating with the transfer agent for the Company in registering any certificates representing the Registrable Securities in the name of the purchaser of such securities, (ii) providing an opinion of counsel to the Company required by the Company’s transfer agent in order to effectuate the transfer of the Registrable Securities and (iii) providing any additional reasonable assurances to the parties to such transaction with respect to the effectiveness of the assignment of benefits contemplated by Section 10.

(h)  The Company will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 1 hereof, including, without limitation, all registration and filing fees, the Company’s legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel and other experts retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, selling commissions or selling fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

(i)  The Company shall use its reasonable best efforts to list the Registrable Securities covered by such registration statement with each securities exchange or interdealer quotation system or other market on which similar securities of the Company are then listed.

3.  Acknowledgements and Covenants of the Holder.

(a)  The Holder, upon receipt of notice from the Company that an event described in Section 2(c)(B) through (E) occurred which requires a post-effective amendment to a registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice. If such event occurred during the Effectiveness Period, the Company shall use reasonable best efforts to file and have declared effective any such post-effective amendment as soon as possible.

(b)  The obligations of the Company under this Agreement with respect to the Registrable Securities are expressly conditioned on the Holder’s furnishing to the Company such appropriate information concerning the Holder, the Registrable Securities and the terms of the Holder’s offering of such Registrable Securities as the Company may reasonably request.

4.  Termination of Registration Rights. Notwithstanding the foregoing provisions, the Company’s obligation to register the Registrable Securities under this Agreement shall terminate as to any particular Registrable Securities (a) when such Registrable Securities have been sold in an offering registered under the Act, or (b) when a written opinion, to the effect that such Registrable Securities may be sold without registration under the Act or applicable state law and without restriction as to the quantity and manner of such sales, shall have been received from counsel for the Company.

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5.  Indemnification.

(a)  The Company shall indemnify, defend and hold harmless the Holder, each of its directors, officers, employees, and any person who controls Holder within the meaning of Section 15 of the Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees or other fees or expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action) caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus or any amendment or supplement thereto included therein or caused by or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they are made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the Holder expressly for use therein; provided, however, that the Company shall not be liable to indemnify the Holder insofar as such losses, claims, damages, liabilities or actions are (i) caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Holder furnished to the Company in writing by Holder expressly for use therein, (ii) based upon Holder’s failure to provide the Company with a material fact relating to the Holder which is required to be included in the registration statement or necessary to make a statement in the registration statement not be misleading, (iii) relating to sales of Registrable Securities by Holder to the person asserting any such losses, claims, damages, liabilities or actions if such person was not sent or given a prospectus by or on behalf of the Holder, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company or (iv) based upon the Holder’s use of a prospectus during a period when the Holder has been notified that the use of the prospectus has been suspended. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder, and any directors, officers, participating person, or controlling person thereof, and shall survive the transfer of such Registrable Securities by Holder. The Holder shall at the same time indemnify the Company, its directors, each officer signing a registration statement and each person who controls the Company within the meaning of Section 15(d) of the Act from and against any and all losses, claims, damages and liabilities caused by or arising out of related to the matters listed in clauses (i) - (iv) of the first sentence of this Section 5(a) of the Company’s indemnification to the Holder above.

(b)  If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless any indemnitee, then the indemnitor shall contribute to the amount paid or payable by the indemnitee as a result of such losses, claims, damages, liabilities, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnitor on the one hand and the indemnitee on the other from the registration, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnitor on the one hand and the indemnitee on the other but also the relative fault of the indemnitor and the indemnitee as well as any other relevant equitable considerations. The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 5(b), in no event shall the Company be required to contribute any amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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6.  Governing Law.

(a)  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)  Each of the Company and the Holder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, State of New York (the “New York Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Courts has been brought in an inconvenient forum.

7.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by express, registered or certified mail, postage prepaid, return receipt requested, as follows:

If to the Company, at:

Iconix Brand Group Inc. 1450 Broadway, 4th Floor New York, New York 10018 Attn: Neil Cole, CEO

with a copy of the same to:

Blank Rome LLP 405 Lexington Avenue New York, New York 10174 Attn: Robert J. Mittman, Esq.

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If to the Holder, at:

Ocean Pacific Apparel Corp. c/o The Warnaco Group, Inc. 501 Seventh Avenue New York, New York 10018 Attn: Jay A. Galluzzo, SVP & General Counsel

with a copy of the same to:

Loeb & Loeb LLP 345 Park Avenue New York, New York 10154-1895 Attn: David P. Ansel, Esq.

or such other address as has been indicated by either party in accordance with a notice duly given in accordance with the provisions of this Section.

8.  Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

9.  Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.  Assignment; Benefits. Neither party may assign it rights hereunder without the prior written consent of the other party hereto, except, the Holder may assign the Holder’s rights hereunder (including, for the avoidance of doubt, the rights set forth in Section 11 hereof) without the prior written consent of the Company in connection with the sale or transfer of the Registrable Securities, provided that simultaneously with such transfer, the Holder provides the Company with written notice thereof pursuant to Section 7 hereof. For the avoidance of doubt, upon the assignment effected in accordance with the provision of this Section 10, any assignee of the assigning Holder’s rights hereunder, shall immediately accede to the assigning Holder’s rights under this Agreement and, accordingly, become a “Holder” within the meaning of this Agreement.

11.  Incorporation by Reference. The terms and provisions of Section 3(c) of the Note are hereby incorporated by reference and shall be deemed to have the same force and effect as if they were set forth in full text.

12.  Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

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13.  Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

14.  Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first above written.

ICONIX BRAND GROUP, INC.

Date:	By:
Name:
Title:

OCEAN PACIFIC APPAREL CORP.

Date:	By:
Name:
Title:

Number of Registrable Securities: _______________________

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

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